As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-205237

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VIRTUS OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada	1311	46-0524121
(State or other jurisdiction of	(Primary Standard Industrial	(I. R. S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1517 San Jacinto Street

Houston, Texas 77002

(281) 806-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rupert Ireland

Chief Executive Officer

1517 San Jacinto Street

Houston, Texas 77002

(281) 806-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Thomas C. Pritchard, Esq.

Sondra Jurica, Esq.

Brewer & Pritchard, P.C.

Three Riverway, Suite 1800

Houston, Texas 77056

Tel: (713) 209-2950

Fax: (713) 659-5302

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock underlying the Principal of the Initial Convertible Notes(3)	5,018,470	$0.39	$1,957,203	$228
Common Stock Underlying the Interest of the Initial Convertible Notes (4)	351,293	$0.39	$137,004	$16
Shares of Common Stock underlying the Principal of the Additional Convertible Note(5)	1,771,225	$0.39	$690,778	$81
Common Stock Underlying the Interest of the Additional Convertible Note (6)	123,985	$0.39	$48,355	$6

TOTAL(4)	7,264,973	--	$2,833,340	$331 *

* Previously Paid.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering such additional indeterminate number of shares as may become necessary to adjust the number of shares as a result of a stock split, stock dividend or similar adjustment of its outstanding common stock. Registrant is also registering additional shares of common stock to be available for issuance based on market fluctuation.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock as traded on the OTCQB on June 22, 2015.

(3)	Represents shares of common stock issuable by the registrant upon the conversion of the convertible notes with the aggregate original principal amounts of $850,000 issued to selling security holder (the “Initial Convertible Notes”) pursuant to the securities purchase agreement dated May 22, 2015.

(4)	Represents shares of common stock issuable by the registrant upon the conversion of interest to be accrued pursuant to the terms of the Initial Convertible Notes.

(5)	Represents shares of common stock issuable by the registrant upon the conversion of the convertible note with the original principal amount of $300,000 to be issued to selling security holder (the “Additional Convertible Note”) upon the terms and conditions set forth in the securities purchase agreement dated May 22, 2015.

(6)	Represents shares of common stock issuable by the registrant upon the conversion of interest to be accrued pursuant to the terms of the Additional Convertible Note.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Prospectus dated August 5, 2015

VIRTUS OIL AND GAS CORP.

7,264,973 Shares of Common Stock

This prospectus relates to the resale of up to 7,264,973 shares of common stock by Himmil Investments, Ltd. (the “selling security holder”). The shares of common stock subject to this prospectus include:

(1)	5,369,763 shares of common stock issuable upon conversion of the convertible notes with the aggregate principal amounts of $850,000 issued to selling security holder (the “Initial Convertible Notes”) pursuant to the Securities Purchase Agreement, dated May 22, 2015 and amended on August 4, 2015, by and between the Company and selling security holder (the “Purchase Agreement”) and interest to be accrued until maturity. Based upon the current market price of the Company’s common stock, the amount of the Company’s common stock being registered may be in excess of the number of shares into which the Initial Convertible Notes may currently be converted, however the parties have agreed upon the aggregate number of shares to be registered to account for market fluctuations.

(2)	1,895,210 shares of common stock issuable upon conversion of the convertible note with the original principal amount of $300,000 issuable to selling security holder (the “Additional Convertible Note,” collectively with the Initial Convertible Notes, the “Convertible Notes”) upon the terms and conditions set forth in the Purchase Agreement and interest to be accrued until maturity. Based upon the current market price of the Company’s common stock, the amount of the Company’s common stock being registered may be in excess of the number of shares into which the Additional Convertible Note may currently be converted, however the parties have agreed upon the aggregate number of shares to be registered to account for market fluctuations.

We will not receive any proceeds from the resale of any of the shares offered hereby,

Our common stock is listed for quotation on the OTCQB quotation systems under the symbol “VOIL.” The last bid price of our common stock on August 4, 2015 was $0.39 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should read this prospectus in its entirety and carefully consider the risk factors beginning on page 4 of this prospectus and the financial data and related notes incorporated by reference before deciding to invest in the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus _______, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
SELLING SECURITY HOLDER	13
PLAN OF DISTRIBUTION	16
DESCRIPTION OF OUR CAPITAL STOCK	18
BUSINESS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
DETERMINATION OF OFFERING PRICE	32
MARKET PRICE INFORMATION AND DIVIDEND POLICY	33
MANAGEMENT	34
PRINCIPAL STOCKHOLDERS	37
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	38
EXPERTS	38
LEGAL MATTERS	38
WHERE YOU CAN FIND MORE INFORMATION	38
INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus will be updated as required by law.

i

PROSPECTUS SUMMARY

VIRTUS OIL AND GAS CORP.

SUMMARY

This summary highlights selected information about Virtus and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires (i) “we,” “us,” “our,” “Virtus”, or “Company” refer to Virtus Oil and Gas Corp. and (ii) we have assumed (A) the receipt of the proceeds from the Additional Convertible Note and (B) that there has been no reduction in the original principal amount of the Initial Convertible Notes (the aggregate principal amounts of the Initial Convertible Notes may be reduced by an aggregate of $350,000 in principal amount as discussed in the third paragraph of “-Recent Developments” below).

Since August 2013, we have been engaged in oil and gas exploration and production focusing on properties in Utah and other areas of the Western United States. To date, we have acquired the following mineral interest:

•	87.5% working interest and a 80% net revenue interest in leases issued by the U.S. Bureau of Land Management (“BLM”) to Tom Johnson and Bill Berryman (“TJBB”) covering approximately 18,690.50 net acres in Parowan Prospect in the Central Utah Overthrust region of southwestern Utah (“TJBB Leases”); and

•	87.5% working interest and a 80% net revenue interest in leases issued by the BLM to Tidewater Oil & Gas Company, LLC (“Tidewater”) covering approximately 36,620 net acres in Parowan Prospect in the Central Utah Overthrust region of southwestern Utah (“Tidewater Leases”).

Pursuant to the TJBB Leases, we have agreed to pay 100% of the cost to drill an initial 7,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab. To date, we have submitted a permit request with the BLM in connection with the 7,000 foot vertical test well and have entered into an agreement with Energy Drilling, LLC to drill the 7,000 foot vertical test well, which we estimate to cost $500,000. The proceeds from the Convertible Notes are being used to pay for the cost to drill this initial 7,000 foot vertical test well. In addition, we have agreed to pay 100% of the cost to drill a secondary 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by March 1, 2016, which we estimate to cost $2,500,000 (which obligation can be satisfied through the timely drilling of the initial well on the Tidewater Leases).

Pursuant to the Tidewater Leases, we have agreed to pay 100% of the cost to drill an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by September 1, 2015, which we estimate to cost $2,500,000.

Since the Company’s formation, we have not generated any revenues from our operations, and we have incurred a cumulative net loss as of May 31, 2015 of $4,020,710 during our existence.

Recent Developments

On May 22, 2015, we entered into the Purchase Agreement to issue the Convertible Notes. The Initial Convertible Notes consist of: (1) a convertible note issued on May 22, 2015 with an original principal amount of $350,000, for a purchase price of $250,000; and (2) a convertible note issued on June 22, 2015 with an original principal amount of $500,000, for a purchase price of $250,000. Subject to certain closing conditions, the Company has agreed to issue to the selling security holder the Additional Convertible Note on the second trading day after the effective date of the registration statement containing this prospectus. On August 4, 2015, we amended the Purchase Agreement to delete the investor’s right to waive satisfaction of certain closing conditions relating to the sale of the Additional Convertible Note. The Additional Convertible Note will have an original principal amount of $300,000, for a fixed purchase price of $300,000. Each Convertible Note matures on the twelve month anniversary of its issuance and accrues interest at a rate of 7% per annum. Interest on the Convertible Notes is payable, subject to certain conditions, in shares of our common stock, in cash or in a combination of cash and our common stock. Upon any conversion or redemption of any outstanding principal amount of a Convertible Note prior to maturity, the selling security holder is entitled to receive an interest make-whole equal to the amount of interest that would have accrued on such converted or redeemed principal amount from such conversion date or redemption date, as applicable, at the applicable interest rate through the stated maturity date.

The Convertible Notes are convertible at any time after issuance, in whole or in part, at the selling security holder’s option, into shares of our common stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest volume weighted average prices of our common stock during the twelve consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.75 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Company is required to reserve at least 150% of the number of shares of our common stock which are necessary to effect the conversion of all the Convertible Notes then outstanding. The selling security holder shall not be entitled to convert any portion of the Convertible Notes, to the extent that after such conversion, the selling security holder (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of our common stock as of such date.

1

If the registration statement containing this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) on or prior to the earlier of (A) September 9, 2015 and (B) the fifth trading day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review, and the prospectus contained therein is available for use by the selling security holder for its resale of the shares of our common stock issued or issuable upon conversion of the Convertible Notes, and no event of default, or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date, then the outstanding aggregate principal amount of the Initial Convertible Notes shall be reduced by an aggregate of $350,000 in principal amount (together with any accrued and unpaid interest and late charges thereon).

This Registration Statement registers the resale of our common stock underlying the Convertible Notes.

Risk Factors

Investing in our common stock involves risks that include the speculative nature of oil and natural gas exploration, competition, volatile oil and natural gas prices and other material factors. You should read carefully the section of this prospectus entitled “Risk Factors” beginning on page 4 for an explanation of these risks before investing in our common stock. In particular, the following considerations may offset our competitive strengths or have a negative effect on our strategy or operating activities, which could cause a decrease in the price of our common stock and a loss of all or part of your investment:

•	Our business is difficult to evaluate because of our limited operating history;
•	Failure to drill the wells as contemplated by our current leases;
•	Failure to raise sufficient capital needed to implement our business plan, especially considering the ant-dilutive provisions included in the Convertible Notes;
•	Failure to enter into strategic partnerships, joint operating agreements and farm out agreements needed to exploit our prospects;
•	Difficulties managing the growth of our business may adversely affect our financial condition and results of operations;
•	Failure to develop our prospects;
•	Our exploration and development operations require substantial capital that we may be unable to obtain, which could lead to a loss of properties and a decline in our reserves;
•	Our future success depends on our ability to find, develop or acquire oil and natural gas reserves;
•	The volatility of oil and natural gas prices due to factors beyond our control greatly affects our profitability;
•	Our prospects are all in the Parowan Prospect in the Central Utah, making us vulnerable to risks associated with a concentration of operations in a single geographic area;
•	Our operations are subject to various governmental regulations which require compliance that can be burdensome and expensive;
•	An adverse effect on the public market of our common stock due to the selling security holder’s ability to sell a significant percentage of our common stock from time to time under this prospectus; and
•	Our ability to repay or redeem the non-converted portion of the Convertible Notes when due.

About This Offering

Common stock offered by selling security holder	A total of up to 7,264,973(1) shares underlying the Convertible Notes to purchase common stock held and to be held by the selling security holder. The selling security holder may from time to time sell some, all or none of the shares of common stock pursuant to which this prospectus is a part.
Shares outstanding prior to the offering	52,974,264 shares as of August 4, 2015
Shares to be outstanding after the offering	60,239,237 shares(1)
Use of proceeds	The selling security holder will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of the common stock.
Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”
Stock symbol	VOIL
(1)	During negotiations of the Purchase Agreement, the selling security holder expressed concern that a sufficient number of shares of common stock be registered to take into account the potential fluctuation in the market price of our common stock. Based upon the selling security holder’s concern, during the negotiation, the selling security holder contractually obligated us to register 7,264,973 shares of our common stock to compensate for a potential decrease in the market price of our common stock. The number of shares registered for resale was calculated for each of the Convertible Notes by taking the maximum dollar amount of each Convertible Note and 12 months of the interest potentially due thereon, and dividing it by the conversion price calculated as of May 22, 2015, which was $0.2925 (equal to 65% of the stock price on May 22, 2015). In accordance the Company’s obligations in the Purchase Agreement, once the estimated number of shares was calculated, the number of shares registered was increased pro rata for each of the respective Convertible Notes to allow for a total of 7,264,973 shares to be registered herein.

2

Summary Financial Data

The following summary of our financial information has been derived from our (i) audited financial statements for the fiscal years ended November 30, 2014 and 2013, and (ii) unaudited financial statements for the fiscal quarters ended May 31, 2015 and 2014.

	As of and for the Years Ended November 30,		As of and for the Quarters Ended May 31,
	2014	2013	2015	2014
Statement of Operations Data:
Revenue	$–	$–	$–	$–
Net Loss	(2,510,066)	(271,904)	(1,127,173)	(1,279,586)
Net Loss per Share	(0.05)	(0.01)	(0.02)	(0.03)

Balance Sheet Data:
Total Assets	838,073	2,718	928,928	226,237

Total Current Liabilities	346,398	107,710	773,361	138,733

Total Stockholders’ Equity (Deficit)	$491,675	$(104,992)	$155,567	87,504

Significant Accounting Policies

Accounting for Oil and Gas Properties. The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, professional fees incurred for the lease acquisitions, capitalized interest costs relating to properties, geological expenditures, and tangible and intangible development costs (including direct internal costs), are capitalized into the full cost pool. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, will be depleted on the units-of-production method using estimates of proven reserves. Investments in unproved properties and major development projects, including capitalized interest if any, are not depleted until proven reserves associated with the projects can be determined. If the future exploration of unproven properties is determined to be uneconomical, the amount of such properties is added to the capital costs to be depleted. As of May 31, 2015 and November 30, 2014, the Company’s oil and gas properties consisted of capitalized acquisition and exploration costs for unproven mineral rights.

Derivative Accounting. On May 22, 2015, the Company issued an Initial Convertible Note (in an original principal amount of $350,000 for a purchase price of $250,000) pursuant to a Purchase Agreement with a variable conversion feature that gave rise to a derivative. The derivative liability has been valued using a binomial lattice-based option valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of the derivative liability. The Company will re-value the derivative liability at the end of each reporting period and any changes will be reflected as gains or losses in such current period results. The derivative liability on the date of issuance of the Initial Convertible Note on May 22, 2015 and at May 31, 2015 was $188,601 and $177,646, respectively. The change in the derivative value during the three and six months ended May 31, 2015 of approximately $10,955 was included in the determination of net loss during the period ended May 31, 2015. The Company determined that the value of the derivative liability for the registration statement was nominal at May 31, 2015.

Going Concern. The Company has no revenues and has incurred continuous losses from operations, had an accumulated deficit of $4,020,710 and a working capital deficit of $711,592 at May 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Corporate Address

Our executive offices are located at 1517 San Jacinto Street, Houston, Texas 77002, and our telephone number is (281) 806-5000.

3

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Business and Financial Condition

We have no proved reserves and areas that we decide to drill may not yield oil and natural gas in commercial quantities or quality, or at all.

We have no proved reserves. We have not drilled any exploratory wells on any of our prospects. Accordingly, we do not know if any of our prospects will contain oil and natural gas in sufficient quantities or quality to recover drilling and completion costs or to be economically viable. Even if oil and natural gas is found on our prospects in commercial quantities, storage and transportation costs and other transportation costs may prevent such prospects from being economically viable. If one or more of our prospects do not prove to be successful, our business, financial condition and results of operations will be materially adversely affected.

Our TJBB Leases and our Tidewater Leases may be terminated if we are unable to drill in a timely manner.

Pursuant to the TJBB Leases, we are obligated to pay 100% of the cost to (i) drill and complete an initial 7,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, which is estimated to cost $500,000 and is being paid for with the proceeds from the Convertible Notes, and (ii) drill a secondary 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by March 1, 2016, which is estimated to cost $2,500,000. Pursuant to the Tidewater Leases, we have agreed to pay 100% of the cost to drill an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by September 1, 2015, which is estimated to cost $2,500,000. The timely drilling of the initial well on the Tidewater Leases will satisfy our obligation to drill the secondary 12,000 foot well on the TJBB Leases. We will need to raise additional capital to fund either or both of the secondary 12,000 foot vertical well on the TJBB Leases and the initial 12,000 foot well on the Tidewater Leases. In addition, we agreed to pre-pay such costs at least 30 days prior to the spud date. If we fail to complete the 7,000 foot test well by July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, we will forfeit our interest in the TJBB Leases, a material asset of the Company. If the Company is unable to raise the funds necessary to timely drill the initial well on the Tidewater Leases by September 1, 2015, we will forfeit our interest in the Tidewater Leases, a material asset of the Company. If we fail to raise the funds necessary to timely drill the 12,000 foot secondary well on the TJBB Leases (assuming we did not timely drill the 12,000 foot initial well on the Tidewater Leases), we will forfeit our interests in the TJBB Leases.

Our business plan requires substantial additional capital, which we may be unable to raise on acceptable terms, if at all, which may in turn limit our ability to execute our business strategy.

We expect our capital outlays and operating expenditures to increase substantially over at least the next several years as we expand our operations. Drilling operations are very expensive, and we will need to raise substantial additional capital, through equity offerings, strategic alliances or debt financing in 2015 and 2016.

Our future capital requirements will depend on many factors, including:

•	the scope, rate of progress and cost of any exploration and production activities;
•	oil and natural gas prices;
•	our ability to locate and acquire hydrocarbon reserves;
•	our ability to produce those oil or natural gas reserves;
•	access to oil and gas services and storage and transportation costs;
•	the terms and timing of any drilling and other production-related arrangements that we may enter into;
•	the cost and timing of governmental approvals and/or concessions;
•	the cost, number, and access to qualified industry professionals we employ; and
•	the effects of competition by larger companies operating in the oil and gas industry.

From the $619,500 estimated net proceeds we receive from the Convertible Notes, we will utilize $500,000 to drill our initial 7,000 foot well required pursuant to the TJBB Leases, with the balance for working capital purposes. We estimate requiring a minimum of an additional amount of approximately $3,000,000 for working capital expenditures, including $2,500,000 for drilling costs related to either the initial well on the Tidewater Leases or the secondary well on the TJBB Leases, during the 12-month period ending May 31, 2016. Future contingencies, developments and unknown events could cause us to require more working capital and exploration and production costs during the 12-month period ending May 31, 2016.

Future equity financings may be dilutive to our stockholders or prove more difficult or expensive due to the terms of the Convertible Notes. Alternative forms of future financings may include preferences or rights superior to our common stock. Debt financings may involve a pledge of assets and will rank senior to our common stock. We have historically financed our operations through best efforts private equity and debt financings. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

4

Because we have limited resources and are a development stage company, we may not be able to compete in the capital markets with much larger, established companies that have ready access to capital. Our ability to obtain needed financing may be impaired by conditions and instability in the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a demonstrated operating history, the location of our prospective lease acquisitions and prices of oil and natural gas on the commodities markets (which will impact the amount of financing available to us), and/or the loss of key consultants and management. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. There is no assurance that we can raise the capital necessary to fund our business plan.

Failure to raise the required capital to fund operations, on favorable terms or at all, will have a material adverse effect on our operations, and will likely cause us to curtail or cease operations.

Our fiscal 2014 audited financial statements contain a going-concern qualification, raising questions as to our continued existence.

We have incurred losses since our inception resulting in an accumulated deficit of $4,020,710 and a working capital deficit of $711,592 at May 31, 2015. Further losses are anticipated as we continue in the development stage of our business. As a result, in their audit report contained in this prospectus, our independent auditors expressed substantial doubt about our ability to continue as a going concern. To continue as a going concern, we estimate needing approximately $3,000,000 for operations and working capital during the 12-month period ending May 31, 2016. These expenditures include drilling and exploration costs and general and administrative expenses. Future contingencies, developments and unknown events could cause us to require more working capital during the 12-month period ending May 31, 2016. If we cannot raise these funds, we may be required to cease business operations or alter our business plan.

Our business will rely heavily upon our President and CEO, Mr. Rupert Ireland.

We have been heavily dependent upon the expertise and management of Mr. M. Rupert Ireland, our chief executive officer and president, and our future performance will depend upon his continued services. The loss of the services of Mr. Ireland could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing operations. We currently do not maintain key man life insurance on this individual. Moreover, there can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

We are a development stage company with limited operating history, and there can be no assurance that we will be successful in executing our business plan. We may never attain profitability.

In August 2013, we entered into the oil and gas exploration and production business. We intend to engage in the drilling, development, and production of oil and natural gas in the future. As we are a relatively new business, we are subject to all the risks and uncertainties which are characteristic of a new business enterprise, including the substantial problems, expenses and other difficulties typically encountered in the course of its business, in addition to normal business risks, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

We have not yet commenced significant operations and, therefore, we are considered a “development stage” company. We will incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our business will prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have incurred annual operating losses since our inception. As a result, at May 31, 2015, we had an accumulated deficit of approximately $4,020,710. We had no revenues in fiscal 2014 and do not anticipate receiving revenues in fiscal 2015, or in subsequent periods unless we are successful in acquiring leases and discovering economically recoverable oil or gas reserves. We expect that our operating expenses will increase as we develop our projects. We expect continued losses in fiscal 2015, and thereafter until and if discoveries are brought online and begin producing oil and gas.

5

If we default on our obligations under the Convertible Notes, the selling security holder has the right to force us to redeem the Convertible Notes at a premium.

As of the date of this prospectus, the Company does not believe that it will have the financial ability to make the principal payment under the terms of the Convertible Notes in cash when due. Accordingly, the Company expects that the selling security holder will convert the Convertible Notes into shares of Company common stock to the greatest extent possible. If the selling security holder does not convert the Convertible Notes and we are unable to re-pay our obligations in cash, then we will be in default of the Convertible Notes. See “Selling Security Holder” for additional disclosure related to the payments to the selling security holder upon default or otherwise.

Our lack of diversification increases the risk of an investment in our common stock.

Our business will focus on the oil and gas industry in commercially advantageous areas of the United States, focusing on Utah and other areas of the Western United States. Larger companies have the ability to manage their risk by diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, factors affecting our industry, or the regions in which we operate, will likely impact us more acutely than if our business was diversified.

Our future growth may require recruitment of qualified employees.

In the event of our future growth, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our management. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions building and expanding our business. If we fail to effectively manage our growth, our financial results will be adversely affected. Growth may place a strain on our management systems and resources. We currently do not maintain effective disclosure controls and procedures or internal controls over financial reporting. We must continue to refine and expand our business development capabilities, our systems, processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	expand our systems effectively or efficiently or in a timely manner;
•	optimally allocate our human resources; or
•	identify and hire qualified employees or retain valued employees

If we are unable to manage our growth and our operations, our financial results could be adversely affected, which could prevent us from ever attaining profitability.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency impacting any jurisdiction where we might conduct our business activities, including land managed by the BLM, may be changed, applied or interpreted in a manner which may fundamentally alter the ability of the Company to conduct business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate profitably. Additionally, certain bonding and/or insurance may be required in jurisdictions in which we chose to have operations, increasing our costs to operate.

6

Risks Related to Our Industry in Which We Intend to Compete

Current volatile market conditions and significant fluctuations in energy prices may continue indefinitely, negatively affecting our business prospects and viability.

The oil and gas markets are very volatile, and we cannot predict future oil and natural gas prices. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Any substantial decline in the price of oil and natural gas will likely have a material adverse effect on our planned operations, financial condition and level of expenditures that we may ultimately have to make for the development of any oil and natural gas reserves we may acquire. The prices we receive for any production and the levels of any production and reserves will depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	changes in global supply and demand for oil and natural gas by both refineries and end users;
•	whether the members of the Organization of Petroleum Exporting Countries agree to and maintain oil price and production controls;
•	the price and volume of imports of foreign oil and natural gas;
•	political and economic conditions, including embargoes and regional welfare, in oil-producing countries or affecting other oil-producing activity;
•	the level of global oil and gas exploration and production activity, including United States oil and gas production activity;
•	the level of global oil and gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	domestic and foreign governmental regulations and taxes;
•	storage and transportation costs;
•	the price and availability of competitors’ supplies of oil and gas in captive market areas;
•	the introduction, price and availability of alternative forms of fuel to replace or compete with oil and natural gas;
•	import and export regulations for liquefied natural gas (“LNG”) and/or refined products derived from oil and gas production from the U.S.;
•	speculation in the price of commodities in the commodity futures market;
•	the availability of drilling rigs and completion equipment; and
•	the overall economic environment.

Further, oil and natural gas prices do not necessarily fluctuate in direct relationship to each other. The price of oil has been extremely volatile, and we expect this volatility to continue for the foreseeable future. Recent volatility in 2014 has seen WTI oil prices drop from a high of $107.26 on June 20, 2014, to a low of $57.81 on December 14, 2014. This near term volatility may affect future prices. The volatility of the energy markets makes it difficult to predict future oil and natural gas price movements with any certainty.

Exploration for oil and natural gas is risky and may not be commercially successful, impairing our ability to generate revenues.

Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. We may not discover oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over pressured zones and tools lost in the hole, and changes in drilling plans, locations as a result of prior exploratory wells or additional seismic data and interpretations thereof, and final commercial terms negotiated with partners. Developing exploratory oil and gas properties requires significant capital expenditures and involves a high degree of financial risk. The budgeted costs of drilling, completing, and operating exploratory wells are often exceeded and can increase significantly when drilling costs rise. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages, and mechanical difficulties. There is no assurance that we will successfully complete any wells or if successful, that the wells would be economically successful. Moreover, the successful drilling or completion of any oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. We cannot assure you that our exploration, exploitation and development activities will result in profitable operations, the result of which will materially adversely affect our business.

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Oil and gas operations are subject to comprehensive regulation and taxation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on the Company.

Oil and gas operations are subject to national and local laws and taxes relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to national and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Environmental standards imposed by national or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which we may elect not to insure against due to prohibitive premium costs and other reasons. We have not been required to spend any amounts on compliance with environmental regulations, as we have no oil and gas properties to date. However, we may be required to expend substantial sums in the future and this may affect our ability to develop, expand or maintain our operations.

We may not be able to develop oil and gas reserves on an economically-viable basis.

To the extent that we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find, develop and commercially produce oil and gas reserves, assuming we acquire leases or drilling rights. Our future reserves, if any, will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into the market.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could adversely impact our operations.

A shortage of drilling rigs and other equipment and geophysical service crews could hamper our ability to exploit any oil and gas resources we may acquire.

We may not be able to procure the necessary drilling rigs and related services and equipment or the cost of such items may be prohibitive. Our ability to comply with future license obligations or otherwise generate revenues from the production of operating oil and gas wells could be hampered as a result of this, and our business could suffer.

Environmental risks may adversely affect our business.

All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures, and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, prevention of the right to operate or participate in leasing, and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Any insurance that we may acquire will likely be inadequate to cover liabilities we may incur.

Our involvement in the exploration for, and development of, oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we intend to obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event that is not fully insured or if the insurer of such event is not solvent or denies coverage, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Cyber attack.

Our industry is highly reliant upon digital data, software, hardware, and remote communications, which may be stolen by hackers or cyber thieves causing our data to be corrupted or unknowingly modified. Theft may also result in loss of intellectual property that could be valuable to our competitors.

8

Risks Related to our Common Stock

There is not now, and there may never be, an active market for our common stock.

Shares of our common stock have historically been thinly traded, currently there is no market for our common stock, and no market for our common stock may develop in the future. As a result, our stock price as quoted by the OTCQB may not reflect an actual or perceived value. Moreover, several days may pass before any shares are traded; meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including, but not limited to:

•	we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume; and
•	stock analysts, stock brokers and institutional investors may be risk-averse and reluctant to follow a company such as ours that faces substantial doubt about its ability to continue as a going concern or to purchase or recommend the purchase of our shares until such time as we become more viable.

As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time, and may lose their entire investment. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure that our common stock will become liquid or that it will be listed on a national securities exchange.

Until our common stock is listed on a national securities exchange such as the NASDAQ Capital Market or the NYSE, we expect our common stock to remain eligible for quotation on the OTCQB. If we fail to meet the criteria set forth in SEC regulations, various requirements govern the conduct of broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Future sales of our common stock could lower our stock price.

We will likely sell additional shares of common stock to fund working capital obligations in future periods. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Moreover, sales of our common stock by existing shareholders pursuant to Rule 144 could also depress the price of our common stock. As our current executive officers and directors own a substantial amount of our common stock, a decision by one of them to sell could adversely affect the price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience and objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

9

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common stock will remain volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results including but not limited to leasing, drilling, and discovery of oil and gas;
•	announcements of developments by us, our strategic partners or our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting our Company’s industry;
•	additions or departures of key personnel;
•	sales of our common stock or other securities in the open market;
•	our ability to acquire seismic data and other intellectual property on commercially reasonable terms and to defend such intellectual property from third party claims;
•	litigation;
•	the market’s reaction to our reduced disclosure as a result of being an emerging growth company under the JOBS Act; and
•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of companies’ securities, securities class action litigation has often been initiated against those companies. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate paying any dividends on our common stock.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment in the Company.

The selling security holder will have the potential of selling a significant percentage of our common stock from time to time under this prospectus, which may have an adverse impact on our trading and the market price of our shares.

The potential number of shares of common stock that may be sold by selling security holder may have an adverse effect on the public market of our stock. The holder, however, has entered into an agreement with the Company that it will not at any time hold more than 4.99% of our common stock, which amount may be increased to 9.99% at the election of the holder, but not in excess of 9.99%, which is referred to as the blocker provision. 7,264,973 shares of common stock are being registered for resale by the selling security holder, which represents 12% of our outstanding shares of common stock assuming all the shares are issued on conversion and without regard to the blocker provision. Because of the large number of shares that may be issued from time to time on conversion of the Convertible Notes, there may be an adverse effect on the market because of the quantity and regularity of conversion and/or exercise and sale of those shares, or even the potential of those shares being sold. Although there are the blocker provisions, investors may disregard these limits when evaluating our common stock available to be sold in the public market. Therefore, there may be limited demand and excessive price and volume volatility.

Price adjustment and anti-dilution provisions under the Convertible Notes may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to investors.

The Convertible Notes provide that the fixed conversion price will adjust to the lowest price per share at which we sell or issue or are deemed to sell or issue additional shares (with certain exceptions). This provision may make it more difficult and more expensive for us to raise capital in the future and may result in further dilution to shareholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

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USE OF PROCEEDS

The selling security holder is selling shares of common stock underlying the Convertible Notes covered by this prospectus for its own account. We will not receive any of the proceeds from the resale of these shares.

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SELLING SECURITY HOLDER

The following table details the name of the selling security holder, the number of shares owned by the selling security holder, and the number of shares that may be offered by the selling security holder for resale under this prospectus. The selling security holder may sell up to 7,264,973 shares of our common stock from time to time in one or more offerings under this prospectus. Because the selling security holder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the selling security holder after the offering can be provided. The selling security holder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the selling security holder is not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling security holder.

This prospectus covers the resale of 173% of the number of shares of common stock issuable pursuant to the Convertible Notes as of May 22, 2015. The additional shares registered was because selling security holder requested during the negotiations for the transaction that additional shares be registered as a buffer in the event of a stock price decline and concomitant reduction in the conversion price. Because the conversion price of the Convertible Notes will be adjusted from time to time based on the prevailing market price at the time of conversion, the number of shares that actually will be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Convertible Notes, the selling security holder may not convert the Convertible Notes to the extent such conversion would cause the selling security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following the conversion or exercise, which limit may be increased to 9.99% at the election of the selling security holder. The number of shares in the second column does not reflect this limitation (the “Maximum Percentage”). The selling security holder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to the Offering(1)	Shares of Common Stock Included in Prospectus	Number of Shares of Common Stock Owned After the Offering(2)	Percentage of Ownership After Completion of Offering(2)(3)
Himmil Investments, Ltd.	-0-	7,264,973	-0-	–

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus without regard to any conversion limitations contained therein or the reduction in principal, although the selling security holder is under no obligations known to us to sell any shares of common stock at this time.

(3)	This percentage is based upon 52,974,264 shares issued and outstanding as of August 4, 2015, plus the additional shares that the selling security holder is deemed to beneficially own.

(4)	The shares are directly owned by Himmil Investments, Ltd. Peter Poole is the sole member and manager of Himmil Investments, Ltd. and may be deemed the beneficial owner of the shares of common stock held by selling security holder.

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Dollar Value of Underlying Securities and Potential Profits on Conversion

The following tables set forth the potential profit to be realized upon conversion by the selling security holder of the principal (excluding interest) of the Convertible Notes based on the applicable conversion price on May 22, 2015.

Potential Profit from Conversion of the Convertible Notes at the Option of the Selling Security Holder

Per share market price on May 22, 2015	$0.45
Per share conversion price calculated May 22, 2015 (65% of the market price)	$0.2925
Total shares underlying Convertible Notes based on conversion price on May 22, 2015	3,931,624
Aggregate market value of underlying shares based on market price on May 22, 2015	$1,769,231
Aggregate cash purchase price for the Convertible Notes paid by the selling security holder	$800,000
Selling security holder’s potential gross profits	$969,231
Percent of potential profit for selling security holder on conversion of the Convertible Notes	121%

Potential Payments to Selling Security Holder in Addition to Repayment of the Cash Purchase Price

In connection with the Convertible Notes, we are or may be required to make the following payments to the selling security holder:

Payee	Interest Payments(1)	Redemption Payment upon Event of Default(2)	Maximum Registration Penalties Payments(3)	Repayment of Potential Reduction to Principal Amount upon timely effective Registration Statement(4)
Selling Security Holder	$80,500	$5,307,693	$80,000	$350,000

(1)	Represents the maximum amount of interest payable by the Company to the selling security holder under the Convertible Notes at 7% annually, assuming (a) that both the Initial Convertible Notes and the Additional Convertible Note were issued on May 22, 2015 and mature on May 22, 2016, (b) that all payments thereunder are timely made and that no payments are accelerated or deferred, (c) that no payments of interest will be made in advance, (d) that the Convertible Notes are not otherwise converted prior to the maturity date, (e) that interest is paid in cash, and (f) that no event of default thereunder occurs. Does not take into account the $350,000 reduction in the principal amount of the Initial Convertible Notes as a result of satisfaction of the registration requirements and corresponding lack of an event of default.

(2)	Represents the cash amount that would be payable by the Company if it were required to redeem the Convertible Notes with an outstanding principal amount of $1,150,000 as a result of an event of default or change of control assuming (a) that the applicable premium to be applied upon the event of default or change of control is 135%, (b) that the event of default or change of control occurs on May 22, 2015, and (3) the Convertible Notes were issued on May 22, 2015 and therefore, had not accrued any interest or received any reduction to the original principal amount. The default interest rate is 18% per annum upon the occurrence and continuance of an event of default.

(3)	Represents 10% of the aggregate purchase price paid by the selling security holder for the Convertible Notes assuming that the registration statement containing this prospectus ceases to be effective for a period of time which shall exceed 30 days in the aggregate per year. The Company is obligated to make a penalty payment, if the registration statement which contains this prospectus is not declared effective by the SEC by September 9, 2015, or if, after it is declared effective it ceases to be effective for a period of time which shall exceed 30 days in the aggregate per year, then the Company has agreed to pay to the selling security holder, an amount equal to 1% (2% after 60 days) of the aggregate purchase price paid for the Convertible Notes for each 30 day period the registration statement is not effective. The maximum amount payable by the Company is 10% of the aggregate purchase price paid for the Convertible Notes.

(4)	Represents the potential reduction in the principal amount of the Initial Convertible Notes upon timely effectiveness of the registration statement containing this prospectus and no corresponding event of default. Pursuant to the Initial Convertible Notes, if the registration statement containing this prospectus is declared effective by the SEC on or prior to the earlier of (A) September 9, 2015 and (B) the fifth trading day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review, and the prospectus contained therein is available for use by the selling security holder for its resale of the shares of our common stock issued or issuable upon conversion of the Convertible Notes, and no event of default, or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date, then the outstanding principal amount of the Initial Convertible Notes shall be reduced by $350,000 (together with any accrued and unpaid interest and late charges thereon).

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The Company’s Estimated Net Proceeds from the Convertible Notes

The following table sets forth the gross proceeds received by the Company from the private placement of the Convertible Notes and then calculates the estimated net proceeds thereof after deduction of the interest (assuming it is paid in cash and not converted into shares) accruing on the Convertible Notes. The estimated net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change of control. The estimated net proceeds assumes that all principal will be paid in cash without any prepayment premium. The interest amount reflected below assumes that it is paid at maturity, when due without any event of default, and the table assumes that none of the Convertible Notes are converted prior to maturity. Based on the foregoing assumptions, the estimated net proceeds represent approximately 77% of the gross proceeds.

Gross Proceeds (Notes)	$800,000
Approximate Aggregate Interest Payments	$80,500
Approximate Transaction Costs	$100,000
Estimated Net Proceeds	$619,500

Comparison of Registered Shares to Outstanding Shares

The following table compares the number of shares held by persons other than the selling security holder (including affiliates) and Company affiliates with the number of shares registered for resale.

Shares outstanding as of August 4, 2015	52,974,264
Shares outstanding held by persons other than the (a) selling security holder and (b) affiliates of the Company	22,682,714
Shares registered for resale on behalf of the selling security holder	7,264,973

Other Information

As of the date of this prospectus, the Company does not believe that it will have the financial ability to make the payments under the terms of the Convertible Notes in cash when due. Accordingly, the Company expects that the selling security holder will convert the Convertible Notes into shares of Company common stock to the greatest extent possible.

The selling security holder has advised the Company that it may enter into short sales in the ordinary course of its business of investing and trading securities, but not in connection with the common stock to be received on conversion of the Convertible Notes. The selling security holder has advised the Company, and represented to the Company in the Purchase Agreement, that no short sales were entered into during the period beginning when the selling security holder obtained knowledge that the Company was contemplating a private placement and ending upon the public announcement of any such private placement. Additionally, the selling security holder has agreed in the Purchase Agreement that, so long as a selling security holder holds any Convertible Notes, it will not maintain a “net short position” in the Company’s common stock, which generally means that the selling security holder has agreed not to maintain a short position in the Company’s common stock without maintaining an equivalent offsetting long position.

The Company has not had any material relationships or arrangements with the selling security holder, their affiliates, or any person with whom any selling security holder has a contractual relationship prior to the May 22, 2015 private placement (or any predecessors of those persons).

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PLAN OF DISTRIBUTION

The selling security holder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act of 1933 (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it, if permitted by applicable laws and regulations, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon the Company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by the selling security holder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of the selling security holder’s business and, at the time of its purchase of such securities the selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

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The Company has advised the selling security holder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If the selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holder in connection with resales of its respective shares under this registration statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF OUR CAPITAL STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.001, of which 52,974,264 shares are issued and outstanding as of August 4, 2015.

Common Stock

The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

The holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Convertible Notes

Pursuant to the Purchase Agreement, the Company has sold the selling security holder the Initial Convertible Notes and may sell the selling security holder an Additional Convertible Note. The Initial Convertible Notes have an aggregate original principal balance of $850,000 consisting of: (1) a convertible note issued on May 22, 2015 with an original principal amount of $350,000, for a purchase price of $250,000; and (2) a convertible note issued on June 22, 2015 with an original principal amount of $500,000, for a purchase price of $250,000. Additionally, on the second trading day after the effective date of the registration statement containing this prospectus, the selling security holder is irrevocably bound, upon notice from the Company, to purchase the Additional Convertible Note in the original principal amount of $300,000, for a fixed purchase price of $300,000, subject only to conditions outside of the selling security holder’s control or that the selling security holder cannot cause not to be satisfied, none of which are related to the market price of our common stock. On August 4, 2015, we amended the Purchase Agreement to delete the investor’s right to waive satisfaction of certain closing conditions relating to the sale of the Additional Convertible Note.

With respect to the Initial Convertible Notes, an aggregate of $350,000 in principal amount of the aggregate outstanding principal amount of the Initial Convertible Notes (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (i) the resale registration statement containing this prospectus is declared effective by the SEC on or prior to the earlier of (A) September 9, 2015 and (B) the fifth trading day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review, and the prospectus contained therein is available for use by the selling security holder for its resale of the shares of our common stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Convertible Notes mature on the 12 month anniversary of each respective issuance date and accrue interest at an annual rate of 7.0%, payable on maturity. The Convertible Notes are convertible at any time after issuance, in whole or in part, at the selling security holder’s option, into shares of our common stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest volume weighted average prices of our common stock during the twelve consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.75 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

The Convertible Notes include customary event of default provisions and provide for a default interest rate of 18% per annum. Upon the occurrence of an event of default, the selling security holder may require the Company to pay in cash the “event of default redemption price” which is an amount equal to the greater of (i) the product of (A) the conversion amount to be redeemed multiplied by (B) 135% (or 100% if related to an insolvency event of default) and (ii) the product of (X) the conversion rate in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company pays the applicable event of default redemption price.

Subject to certain conditions, the Company has the right at any time to redeem all, but not less than all, of the total outstanding conversion amount then remaining under a Convertible Note at a price equal to 130% of such amount.

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At no time will the selling security holder be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, the selling security holder (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of common stock as of such date, which limit may be increased to 9.99% at the election of selling security holder, but not in excess of 9.99%.

Nevada Anti-Takeover Statute

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder or (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder. After the expiration of two years after the person becomes an interested stockholder, a Nevada corporation subject to the statue may not engage in a combination with an interested stockholder unless:

•	either (a) or (b) above are satisfied;
•	the combination is approved after expiration of such two year period by a majority of the voting power held by disinterred stockholders; or
•	the consideration to be paid in the combination is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher or (ii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The foregoing discussion merely summarizes certain aspects, and is limited by reference to, the above sections of the NRS.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. Although we are a Nevada corporation, we do not currently satisfy the requirements for an “issuing corporation,” thus, the Nevada control share law is not currently applicable to us. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote unless approved by a majority of the voting power of the issuing corporation excluding the shares as to which the acquiring person, its associates or officers, directors or employees of the issuing corporation exercise voting rights. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

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The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. If the Nevada control share law were to become applicable, it could have the effect of discouraging takeovers of our company.

The foregoing discussion merely summarizes certain aspects, and is limited by reference to, the above sections of the NRS.

Limitations of Liability and Indemnification of Officers and Directors

Our Articles of Incorporation and Bylaws limit the liability of directors to the fullest extent permitted by the NRS. In addition, our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or controlling persons pursuant to the provisions described in the preceding paragraph, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

In connection with the issuance of the Convertible Notes, we granted registration rights for the shares of our common stock underlying the Convertible Notes. Under the registration rights agreements, as amended, that we entered into with the selling security holder, we are obligated to file a resale registration statement with the SEC to register under the Securities Act the resale of the shares underlying the Convertible Notes by July 6, 2015 and to obtain effectiveness of such registration statement by September 9, 2015. The registration statement containing this prospectus is being filed in accordance with our obligations under this registration rights agreement. If the registration statement which contains this prospectus is not declared effective by the SEC by September 9, 2015, or if, after it is declared effective it ceases to be effective for a period of time which shall exceed 30 days in the aggregate per year, then the Company has agreed to pay to the selling security holder an amount equal to 1% (2% after 60 days) of the aggregate purchase price paid for the Convertible Notes for each 30 day period the registration statement is not effective. The maximum amount payable by the Company is 10% of the aggregate purchase price paid for the Convertible Notes. The Company may pay the amount in cash or by issuance of our common stock based upon the conversion price set forth in the Convertible Notes.

The Company will be required to use its reasonable best efforts to keep the registration statement, or registration statements, continuously effective until all of the shares covered thereby have been publicly sold, or until all such shares may be sold without restriction. We have agreed to indemnify the selling security holder against, or in certain circumstances to contribute to, certain liabilities incurred by it in connection with the offering and sale of the shares pursuant to such registration statement, including liabilities under the Securities Act. We have agreed to pay all costs and expenses incurred by us in complying with these registration rights obligations, except that the selling security holder will be responsible for any underwriters’ or brokers’ discounts, fees or commissions payable in connection with the sale of such holder’s shares.

Transfer Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc. whose address is 1859 Whitney Mesa Dr., Henderson Nevada 89014.

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BUSINESS

General

The Company is a domestic oil and gas exploration and development company focused on the acquisition and exploration of oil and natural gas properties in Utah and other areas of the Western United States. The Company implements this business focus by pursuing interests in oil and natural gas properties through strategic lease acquisition activities. We currently lease the mineral rights on 55,477.5 net acres in Southern Utah, which we acquired in the transactions described below.

Since the Company’s formation, we have not generated any revenues from our operations, and we have incurred a cumulative net loss of $4,020,710 during our existence.

Our primary business strategy includes the drilling of up to three exploratory wells on the mineral rights that we control in Southern Utah.

TJBB Agreement. On September 22, 2014, the Company, made the last payment ($75,000) required for the acquisition of the TJBB Leases issued by the BLM covering approximately 18,690.50 net acres in Iron County, Utah, pursuant to a letter agreement with TJBB, dated May 6, 2014. The acreage subject to the TJBB Leases is located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.

Pursuant to the TJBB agreement, the purchase price for the leases was $168,215, which was paid in installments from May through September of 2014. The Company acquired an 87.5% working interest and an 80% net revenue interest in the TJBB Leases. TJBB retained a 12.5% working interest in the TJBB Leases, although the Company agreed to pay 100% of the cost of drilling and completing the initial well. Pursuant to the TJBB Leases, as amended, the Company agreed to drill (1) an initial well to a depth of 7,000-foot, or a depth sufficient to test the Jurassic-Navajo formation by July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, and (2) a 12,000-foot test well by March 1, 2016 (the timely drilling of the 12,000 foot initial well under the Tidewater Leases will satisfy the Company’s obligation to drill the 12,000 foot secondary well under the TJBB Leases). We intend to use the proceeds from the sale of the Convertible Notes to drill the initial 7,000-foot well. We estimate that it will cost $2,500,000 to drill the secondary 12,000-foot test well. If we fail to complete the 7,000-foot test well by July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, or the 12,000-test well by March 31, 2016 (assuming that the Company does not timely drill the initial well under the Tidewater Leases to satisfy this obligation), then we will forfeit our interests in the TJBB Leases.

Tidewater Agreement. On August 19, 2014, we completed the acquisition of the Tidewater Leases issued by the BLM covering approximately 36,620 net acres in Iron County, Utah, as of November 13, 2013. The acreage subject to the Tidewater Leases is located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.

The aggregate purchase price of the Tidewater Leases was $290,000, which was paid in installments beginning in December 2013. Virtus acquired an 87.5% working interest and an 80% net revenue interest in the Tidewater Leases. Tidewater retained a 12.5% working interest in the Tidewater Leases. The Tidewater agreement contemplates the drilling of an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation. We agreed to pay 100% of the cost of drilling and completing this test well, which is estimated to be approximately $2.5 million. The Company has agreed to pre-pay such costs at least 30 days prior to the spud date, September 1, 2015. If the Company fails to timely prepay such costs and/or fails to timely complete the initial test well, it will forfeit its interests in the Tidewater Leases to Tidewater, along with the purchase price and any other costs or fees paid under the Tidewater agreement.

Seismic Services. In July 2014, the Company engaged Seismic Exchange, Inc., a Louisiana corporation (“SEI”), to provide certain two-dimensional seismic data covering approximately 47.44 square miles for an aggregate purchase price of $98,434. The seismic data includes geophysical and geological information along the Parowan Prospect in Iron County, Utah, where the Company had acquired its working interest in the TJBB Leases and Tidewater Leases. The license agreement has a term of seven years and is intended to provide the Company with a greater understanding of the subsurface geology and aid its geologists in selecting the optimal location to drill its first well. The Company has had the data reprocessed and integrated with its existing seismic data to outline potential drilling prospects. The Company has selected a drilling location for the first well that it expects to drill in the Parowan Prospect and has applied for a permit to drill this well.

Competitive Conditions. The oil and natural gas industry is highly competitive. We compete with private and public companies in all facets of the oil and natural gas business. Numerous independent oil and gas companies, oil and gas syndicators, and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which we rely. Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resulting products worldwide. Most of our competitors have longer operating histories and substantially greater financial and other resources than we do.

Competitive conditions may be affected by various forms of energy legislation and/or regulation considered from time to time by the governments of the United States and the State of Utah, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

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Government Regulation. Our current and future operations and exploration activities are or will be subject to various laws and regulations in the United States and in the State of Utah. These laws and regulations govern the protection of the environment, conservation, prospecting, development, energy production, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the oil and gas industry. Permits, registrations or other authorizations may also be required to maintain our operations and to carry out our future oil and gas exploration and production activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.

We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all environmental permits, licenses and approvals required by all applicable regulatory agencies to maintain our current oil and gas operations and to carry out our future exploration activities. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We intend to continue complying with all environmental laws and regulations, and at this time we do not anticipate incurring any material capital expenditures to do so.

Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. Our failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief, or both. Legislation affecting the oil and gas industry is subject to constant review, and the regulatory burden frequently increases. Changes in any of the laws and regulations could have a material adverse effect on our business, and in view of the many uncertainties surrounding current and future laws and regulations, including their applicability to our operations, we cannot predict their overall effect on our business.

Environmental laws provide for, among other things, restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with oil and gas operations. The laws also require that wells and facility sites be operated, maintained, abandoned, and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such laws can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. The discharge of oil or gas or other pollutants into the air, soil, or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. In addition, we could incur fines, penalties or significant liability for damages, clean-up costs, and penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of the property, or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups. There can be no assurance that the forgoing will not increase the cost of production, development, or exploration activities for us or otherwise adversely affect the payment of royalties on the property.

Environmental Regulation

Once we begin operations, we will be subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Applicable U.S. federal environmental laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Clean Water Act (“CWA”) and the Clean Air Act (“CAA”). These laws and regulations govern environmental cleanup standards, require permits for air, water, underground injection, solid and hazardous waste disposal and set environmental compliance criteria. In addition, state and local laws and regulations set forth specific standards for drilling wells, the maintenance of bonding requirements in order to drill or operate wells, the spacing and location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells, and the prevention and cleanup of pollutants and other matters. Typically, operators maintain insurance against costs of clean-up operations, but may not be fully insured against all such risks. Additionally, Congress and federal and state agencies frequently revise the environmental laws and regulations, and any changes that result in delay or more stringent and costly permitting, waste handling, disposal and clean-up requirements for the oil and gas industry could have a significant impact on operation costs, resulting in a negative impact on payment of royalties. The environmental laws and regulations that could have a material impact on the oil and natural gas exploration and production industry, thereby indirectly impacting our business, including the following:

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Hazardous Substances and Wastes. CERCLA, also known as the “Superfund law,” imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that transported or disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file corresponding common law claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

Waste Discharge. The CWA and analogous state laws impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the United States Environmental Protection Agency (“EPA”) or an analogous state agency. The CWA and regulations implemented thereunder also prohibit the discharge of dredge and fill material into regulated waters, including jurisdictional wetlands, unless authorized by an appropriately issued permit. Spill prevention, control and countermeasure requirements of federal laws require appropriate containment beams and similar structures to help prevent the contamination of navigable waters by a petroleum hydrocarbon tank spill, rupture or leak. In addition, the CWA and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities. Federal and state regulatory agencies can impose administrative, civil and criminal penalties as well as other enforcement mechanisms for noncompliance with discharge permits or other requirements of the CWA and analogous state laws and regulations.

Air Emissions. The CAA and associated state laws and regulations restrict the emission of air pollutants from many sources, including oil and gas operations. New facilities may be required to obtain permits before construction can begin, and existing facilities may be required to obtain additional permits and incur capital costs in order to remain in compliance. More stringent regulations governing emissions of toxic air pollutants and greenhouse gases (“GHGs”) have been developed by the EPA and may increase the costs of compliance for some facilities.

Oil Pollution Act. The Oil Pollution Act of 1990, as amended (“OPA”) and regulations thereunder impose a variety of requirements on “responsible parties” related to the prevention of oil spills and liability for damages resulting from such spills in United States waters. A “responsible party” includes the owner or operator of an onshore facility, pipeline or vessel, or the lessee or permittee of the area in which an offshore facility is located. OPA assigns liability to each responsible party for oil cleanup costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Few defenses exist to the liability imposed by OPA. OPA imposes ongoing requirements on a responsible party, including the preparation of oil spill response plans and proof of financial responsibility to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

National Environmental Policy Act. Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act (“NEPA”). NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions having the potential to significantly impact the environment. The process involves the preparation of either an environmental assessment or environmental impact statement depending on whether the specific circumstances surrounding the proposed federal action will have a significant impact on the human environment. The NEPA process involves public input through comments which can alter the nature of a proposed project either by limiting the scope of the project or requiring resource-specific mitigation. NEPA decisions can be appealed through the court system by process participants. This process may result in delaying the permitting and development of projects, increase the costs of permitting and developing some facilities and could result in certain instances in the cancellation of existing leases.

Worker Safety. The Occupational Safety and Health Act (“OSHA”) and comparable state statutes regulate the protection of the health and safety of workers. The OSHA hazard communication standard requires maintenance of information about hazardous materials used or produced in operations and provision of such information to employees. Other OSHA standards regulate specific worker safety aspects. Failure to comply with OSHA requirements can lead to the imposition of penalties.

Safe Drinking Water Act. The Safe Drinking Water Act and comparable state statutes restrict the disposal, treatment or release of water produced or used during oil and gas development. Subsurface emplacement of fluids (including disposal wells or enhanced oil recovery) is governed by federal or state regulatory authorities that, in some cases, includes the state oil and gas regulatory authority or the state’s environmental authority. These regulations may increase the costs of compliance for some facilities.

Effect of Existing or Probable Governmental Regulations on our Business

We are subject to the following regulations of the SEC and applicable securities laws, rules and regulations:

Smaller Reporting Company. We are subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K applicable to larger companies.

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Sarbanes/Oxley Act. We are also subject to the Sarbanes/Oxley Act of 2002. The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management's assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act has and will continue to substantially impact our legal and accounting costs.

Exchange Act Reporting Requirements. Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders at special or annual meetings thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We are also required to file annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on SEC Form 8-K.

Competition

The Company is competing with other oil companies for oil and gas leases and concessions. The oil and gas industry is highly competitive in all of its phases, with competition for favorable producing royalties, overriding royalties, and good oil and gas leases being particularly intense. The Company believes that the exploration program, promised expenditures, geological and geophysical skill, and familiarity with an area of operations are the primary competitive factors in the identification, selection, and acquisition of desirable leases. When attempting to purchase interests in such properties, the Company competes with independent operators and major oil companies, any of companies that possess and employ financial resources that allow them to obtain substantially greater technical and personnel resources than ours. Competitors may be able to evaluate and purchase a greater number of mineral rights or royalty interests than our financial or personnel resources permit. Competitors may also be able to pay more for prospects than we are able or willing to pay. If we are unable to compete successfully in these areas in the future, our future growth may be diminished or restricted.

Oil and Gas Industry

The oil and gas industry is a complex, multi-disciplinary sector that varies greatly across geographies. As a heavily regulated industry, operating conditions are subject to political regimes and changing legislation. Governments can either induce or deter investment in exploration and production, depending on legal requirements, fiscal and royalty structures and regulation. Beyond political considerations, exploration and production for hydrocarbons is an extremely risky business with multiple failure modes. Exploration and production wells require substantial investment and are long-term projects, sometimes exceeding twenty to thirty years. Regardless of the effort spent on an exploration or production prospect, success is difficult to attain. Even though modern equipment, including seismic equipment and advanced software, has helped geoscientists find producing structures and map reservoirs, they do not guarantee any outcome. Drilling is the only method to ultimately determine whether a prospect will be productive, and even then, many complications can arise during drilling (e.g., those relating to drilling depths, pressure, porosity, weather conditions, permeability of the formation and rock hardness) among others.

Typically, there is a significant chance that exploratory wells will result in non-producing holes, leaving investors with the cost of seismic data and a dry well which can total millions of dollars. Even if oil or gas is produced from a particular well, there is always the possibility that treatment, at additional cost, may be required to make production commercially viable. Further, production profiles decline over time. In summary, oil and gas exploration and production is an industry with high risks and high entry barriers, but it is also potentially lucrative.

Oil and gas prices determine the commercial feasibility of a project. Certain projects may become feasible with higher prices or, conversely, may falter with lower prices. Volatility in the price of oil, gas and other commodities has increased during the last few years, complicating the assessment of revenue projections. Most governments have enforced strict regulations to uphold high standards of environmental awareness; thus, holding companies to a high degree of responsibility vis-à-vis protecting the environment. Aside from such environmental factors, oil and gas drilling is often conducted near populated areas. For a company to be successful in its drilling endeavors, working relationships with local communities are crucial to promote business strategies and to avoid the repercussions of disputes that might arise over local business operations. At this time, the Company does not have any production or proved oil or gas reserves.

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Employees

We have one full time employee, M. Rupert Ireland, our president and director. Steven Plumb, our chief financial officer and Mr. Brett Murray, our chief operating officer, have agreed to serve in those capacities on a part-time basis.

Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising out of its operations in the normal course of business. No legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve the Company.

Property

Headquarters

Our principal administrative office is located at 1517 San Jacinto Street, Houston, Texas 77002. The Company does not currently have any other physical office location, or lease property of any kind, other than our mineral leases. The Company owns the domain www.virtusoilandgas.com ..

Parowan Prospect

Pursuant to the Tidewater Leases and the TJBB Leases, we acquired 116 separate oil and gas leases covering approximately 64,213.74 gross acres (55,331.67 net acres) in Iron County, Utah. The expiration dates of the Tidewater Leases and TJBB Leases range from June 2015 to April 2018. The combined acreage is known generally as the Parowan Prospect. The area is easily accessible by existing roads. We have completed a $98,434 seismic analysis of the acreage and selected a drilling location.

Historical Background

We were formerly known as Curry Gold Corp., which was incorporated in the state of Nevada on September 30, 2009. The Company was originally formed to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with its Currywurst product, a product native to Germany, that we would market through Switzerland and into major metropolitan US cities. On July 17, 2012, however, the Company abandoned its plans to enter into the catering van business and, in August 2013, the Company entered the oil and gas exploration and production business.

In 2013, Company (i) effected a forward stock split of the issued and outstanding shares of our common stock, in which each outstanding share of our common stock would be exchanged for fourteen (14) new shares of our common stock, (ii) increased the number of authorized shares of our common stock from 75,000,000 to 150,000,000, and (iii) changed of the Company’s name to “Virtus Oil and Gas Corp.”

General

Our address is 1517 San Jacinto Street, Houston, Texas 77002 and our telephone number is (281) 806-5000. Our web site is www.virtusoilandgas.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock. You may access and read our SEC filings through the SEC’s web site (http:www.sec.gov). This site contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” above for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The following discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared on the accrual basis of accounting, whereby revenues are recognized when earned, and expenses are recognized when incurred. You should read this management's discussion and analysis of our financial condition and results of operations in conjunction with our historical financial statements included elsewhere in this Prospectus. In addition to the impact of the matters discussed in “Risk Factors,” our future results could differ materially from our historical results due to a variety of factors, many of which are out of our control.

Overview

Since August 2013, the Company entered the oil and gas exploration and production business focusing on properties in Utah and other areas of the Western United States. To date, we have acquired the following mineral interest:

•	87.5% working interest and 80% net revenue interest in the JTBB Leases covering approximately 18,690.50 net acres in Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.
•	87.5% working interest and 80% net revenue interest in the Tidewater Leases covering approximately 36,620 net acres in Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.

Since the Company’s formation, we have not generated any revenues from our operations, and we have incurred a cumulative net loss as of May 31, 2015 of $4,020,710 during our existence. Our fiscal year end is November 30.

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that our estimates, including those for the above-described items, are reasonable.

Our financial statements are presented in conformity with accounting principles generally accepted in the United States of America, as reported on our fiscal years ending on November 30, 2014 and 2013. We have summarized our most significant accounting policies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation

Stock-based awards to non-employees are accounted for using the fair value method.

The Company adopted provisions which require that we measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

The Company has adopted the “modified prospective” method, which results in no restatement of prior period amounts. This method would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. The Company will calculate the fair value of options using a Black-Scholes option pricing model. The Company does not currently have any outstanding options subject to future vesting therefore no charge is required for the periods presented. Our method also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, our method required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that are using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

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Accounting for Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, professional fees incurred for the lease acquisitions, capitalized interest costs relating to properties, geological expenditures, and tangible and intangible development costs (including direct internal costs), are capitalized into the full cost pool. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, will be depleted on the units-of-production method using estimates of proven reserves. Investments in unproved properties and major development projects, including capitalized interest if any, are not depleted until proven reserves associated with the projects can be determined. If the future exploration of unproven properties is determined to be uneconomical, the amount of such properties is added to the capital costs to be depleted. As of May 31, 2015 and November 30, 2014, the Company's oil and gas properties consisted of capitalized acquisition and exploration costs for unproved mineral rights.

Derivative Accounting Treatment.

On May 22, 2015, the Company issued an Initial Convertible Note (in an original principal amount of $350,000 for a purchase price of $250,000) pursuant to a Purchase Agreement with a variable conversion feature that gave rise to a derivative. The derivative liability has been valued using a binomial lattice-based option valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of the derivative liability. The Company will re-value the derivative liability at the end of each reporting period and any changes will be reflected as gains or losses in such current period results. The derivative liability on the date of issuance of the Initial Convertible Note on May 22, 2015 and at May 31, 2015 was $188,601 and $177,646, respectively. The change in the derivative value during the three and six months ended May 31, 2015 of approximately $10,955 was included in the determination of net loss during the period ended May 31, 2015. The Company determined that the value of the derivative liability for the registration statement was nominal at May 31, 2015.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Results of Operations for the Six Months Ended May 31, 2015 and 2014

The following table summarizes selected items from the unaudited statements of operations for the six month periods ended May 31, 2015 and 2014.

	For the Six Months Ended
	May 31, (unaudited)		Increase /
	2015	2014	(Decrease)
Revenues	$–	$–	$–

General and administrative	910,936	1,159,267	(248,331)
Professional fees	218,626	116,747	101,879

Operating Expenses	1,129,562	1,276,014	(146,452)

Operating (Loss)	(1,129,562)	(1,276,014)	(146,452)

Total other (income) expense	(2,389)	3,572	(5,961)

Net Loss	$(1,127,173)	$(1,279,586)	$(152,413)

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The Company was established on September 30, 2009 and had no revenue during the three month periods ended May 31, 2015 and May 31, 2014.

General and administrative expense was $910,626 for the six months ended May 31, 2015 compared to $1,159,267 for the six months ended May 31, 2014, a decrease of $248,331. Our general and administrative expenses consisted of share based compensation expense, rents, bank fees, postage and delivery, stock services and travel expenses. The decrease in our general and administrative expenses was primarily due to a reduction in share based compensation of $232,299 and decreased officer salary of $15,000.

Professional fees expense was $218,626 for the six months ended May 31, 2015 compared to $116,747 for the six months ended May 31, 2014, an increase of 101,879. The increase in our professional fees was a result of increased investor relations fees of $23,484, increased fees paid to our geologist of $16,000, our chief operating officer of $55,000, and an increase in legal fees of $19,032 during the six months ended May 31, 2015.

The operating loss for the six months ended May 31, 2015 was $1,129,562 or ($0.02) per share, compared to an operating loss of $1,267,014, or ($0.03) per share for the six months ended May 31, 2014, a decrease of $146,452. Our operating loss decreased primarily due to the decreased share based compensation expense and an increase in professional fees incurred in the six months ended May 31, 2015 compared to the six months ended May 31, 2014.

Other income was $2,389 for the six months ended May 31, 2015, compared to expense of $3,572 for the six months ended May 31, 2014, a decrease of $5,961. The decrease was due to the recognition of derivative income related to convertible notes payable during the period of $10,955.

The net loss for the six months ended May 31, 2015 was $1,127,173, or ($0.02) per share, compared to a net loss of $1,279,586, or ($0.03) for the six months ended May 31, 2014, a decrease of $152,413. Our net loss decreased primarily due to the decreased share based compensation expense, legal fees associated with our compliance and reporting services, and increased professional fees.

Results of Operations for the Years Ended November 30, 2014 and 2013:

The following table summarizes selected items from our audited statement of operations for the fiscal years ended November 31, 2014 and 2013.

	For the Years Ended
	November 30, (audited)		Increase /
	2014	2013	(Decrease)
Revenues	$–	$–	$–

General and administrative	2,210,040	139,842	2,070,198
Professional fees	296,454	97,533	198,921

Operating Expenses	2,506,494	237,375	2,269,119

Operating (Loss)	(2,506,494)	(237,375)	2,269,119

Total other (income) expense	(3,572)	(34,529)	(30,957)

Net Loss	$(2,510,066)	$(271,904)	$2,238,162

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Fiscal year ended November 30, 2014 Compared to Fiscal Year Ended November 30, 2013

The Company was established on September 30, 2009 and had no operations during the years ended November 30, 2014 and 2013, as such there were no revenues.

General and administrative expense was $2,210,040 for the year ended November 30, 2014 compared to $139,842 for the year ended November 30, 2013, an increase of $2,070,198 or approximately 1,480%. General and administrative expenses consisted of bank fees of $1,972, SEC filing costs of $20,849, website development costs of $35,503, officer’s salary of $115,000, rent of $8,807, stock based compensation of $1,904,282, travel of $111,504, telephone of $2,297 and other expenses of $9,826. The increase in general and administrative expense for the year ended November 30, 2014 compared to 2013 was primarily due to stock based compensation and increased officer salary and web design expense.

Professional fees were $296,454 for the year ended November 30, 2014 compared to $97,533 for the year ended November 30, 2013, an increase of $198,921, or approximately 204%. Professional fees consisted of legal, accounting and auditing costs necessary to prepare our public filings, and oil and gas consulting fees. The increase in professional fees expense for the year ended November 30, 2014 compared to 2013 was primarily due to increases in accounting fees of $22,917, oil and gas consulting fees of $150,347, and legal fees of $25,657 due to costs associated with private placements, oil and gas leases and general corporate matters.

Net operating loss for the year ended November 30, 2014 was $2,506,494, or ($0.05) per share, compared to a net operating loss of $237,375, or ($0.01) per share, for the year ended November 30, 2013, an increase of $2,269,119 or 956%. Net operating loss increased primarily due to the increased general and administrative expenses, including stock based compensation, and increased legal fees.

Other expense was $3,572 for the year ended November 30, 2014 compared to $34,529 for the year ended November 30, 2013, a decrease of $30,957, or approximately 90%. Other expenses for 2014 consisted of interest expense. The decrease in other expense for the year ended November 30, 2014 compared to 2013 was primarily due to no further impairment of the oil and gas asset.

Net loss for the year ended November 30, 2014 was $2,510,066, or ($0.05) per share, compared to a net loss of $271,904, or ($0.01) per share, for the year ended November 30, 2013, an increase of $2,238,162 or 823%. Net loss increased primarily due to the increased general and administrative expenses, including stock based compensation, and increased legal fees.

Liquidity and Capital Resources

The following table summarizes total assets, accumulated deficit, stockholders’ equity and working capital (deficit) at May 31, 2015 compared to November 30, 2014.

	May 31,	November 30,
	2015 (unaudited)	2014 (audited)
Total Assets	$928,928	$838,073

Accumulated Deficit	$(4,020,710)	$(2,893,537)

Stockholders’ Equity	$155,567	$491,675

Working Capital Deficit	$(711,592)	$(170,529)

Our principal source of operating capital has been provided from private sales of our Common Stock and debt financing. At May 31, 2015, we had a negative working capital position of $711,592. As we continue to develop our business and attempt to expand operational activities, we expect to continue to experience net negative cash flows from operations in amounts not now determinable, and will be required to obtain additional financing to fund operations through equity offerings and debt borrowings to the extent necessary to provide working capital. Pursuant to the Purchase Agreement, the Company sold (i) on May 22, 2015, an Initial Convertible Note in an original principal amount of $350,000 for a purchase price of $250,000, (ii) on June 22, 2015, an Initial Convertible Note with an original principal amount of $500,000 for a purchase price of $250,000, and (iii) on the second trading day after the effective date of the registration statement containing this prospectus and subject to certain closing conditions, an Additional Convertible Note with an original principal amount of $300,000 for a fixed purchase price of $300,000. Each Convertible Note matures on the twelve month anniversary of its issuance and accrues interest at a rate of 7% per annum. Interest on the Convertible Notes is payable, subject to certain conditions, in shares of Common Stock, in cash or in a combination of cash and Common Stock. As a result of the private placement of convertible notes in May 2015 we believe that we have sufficient funds available to complete the drilling of the oil and gas well by July 30, 2015, which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, as required by the TJBB Leases.

From the $619,500 estimated net proceeds we receive from the Convertible Notes, we will utilize $500,000 to drill our initial 7,000 foot well required pursuant to the TJBB Leases, with the balance for working capital purposes. We do not now have funds sufficient to fund our operations at their current level for the next twelve months. We estimate requiring a minimum of an additional amount of approximately $3,000,000 million for working capital expenditures, including $2,500,000 for drilling costs related to the Tidewater Leases or TJBB Leases, during the 12-month period ending May 31, 2016. We need to raise additional cash to fund our operations and implement our business plan. Future contingencies, developments and unknown events could cause us to require more working capital and exploration and production costs during the 12-month period ending May 31, 2016. We anticipate that we may incur operating losses in the next twelve months.

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Future equity financings may be dilutive to our stockholders or prove more difficult or expensive due to the terms of the Convertible Notes. Alternative forms of future financings may include preferences or rights superior to our common stock. Debt financings may involve a pledge of assets and will rank senior to our common stock. We have historically financed our operations through best efforts private equity and debt financings. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

Because we have limited resources and are a development stage company, we may not be able to compete in the capital markets with much larger, established companies that have ready access to capital. Our ability to obtain needed financing may be impaired by conditions and instability in the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a demonstrated operating history, the location of our prospective lease acquisitions and prices of oil and natural gas on the commodities markets (which will impact the amount of financing available to us), and/or the loss of key consultants and management. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. There is no assurance that we can raise the capital necessary to fund our business plan.

Failure to raise the required capital to fund operations, on favorable terms or at all, will have a material adverse effect on our operations, and will likely cause us to curtail or cease operations.

Our fiscal 2014 audited financial statements contain a going-concern qualification, raising questions as to our continued existence.

We have incurred losses since our inception resulting in an accumulated deficit of approximately $4,020,710 and a working capital deficit of $711,592 at May 31, 2015. Further losses are anticipated as we continue in the development stage of our business. As a result, in their audit report contained in this prospectus, our independent auditors expressed substantial doubt about our ability to continue as a going concern. To continue as a going concern, we estimate needing approximately $3,000,000 for operations and working capital during the 12-month period ending May 31, 2016. These expenditures include drilling and exploration costs and general and administrative expenses. Future contingencies, developments and unknown events could cause us to require more working capital during the 12-month period ending May 31, 2016. If we cannot raise these funds, we may be required to cease business operations or alter our business plan.

Off-balance sheet arrangements.

None.

Recent Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity." Under ASU 2014-08, only disposals of a component or group of components of an entity representing a strategic shift that has (or will have) a major effect on an entity's operations and financial results are presented as discontinued operations. In addition, ASU 2014-08 requires expanded disclosures about discontinued operations that will provide additional information about the assets, liabilities, income, and expenses of discontinued operations. ASU 2014-08 also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The update is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. We have not determined the effects of this update on our financial position, results of operations or cash flows and disclosures at this time.

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)." The updated guidance provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The update is effective for annual periods ending after December 15, 2017, and interim periods within annual periods beginning after December 15, 2017. Early application is permitted. We have not determined the effects of this update on our financial position, results of operations or cash flows and disclosures at this time.

In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entity's Ability To Continue as a Going Concern." ASU 2014-15 is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The update provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted. We have not determined the effects of this update on our financial position, results of operations or cash flows and disclosures at this time.

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In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08,  Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity  (“ASU 2014-08”). The amendments in ASU 2014-08 change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. The new guidance is effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The adoption of the new guidance did not have a material impact on the Company.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on December 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. Because the Company has no revenues, the new guidance is not expected to have a material impact on its financial statements and related disclosures.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; it no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

In April 2015, the Financial Accounting Standards Board ("FASB") issued ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs," which requires that debt issuance costs related to a recognized debt liability be presented as a reduction to the carrying amount of that debt liability, not as an asset. These changes become effective prospectively for our fiscal year beginning December 1, 2016. We have not determined the effects of this update on our financial position, result of operations or cash flows and disclosures at this time.

In February 2015, the FASB issued ASU 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis," which amends the consolidation requirements in ASC 810. These changes become effective prospectively for our fiscal year beginning December 1, 2016. We have not determined the effects of this update on our financial position, results of operations or cash flows and disclosures at this time.

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DETERMINATION OF OFFERING PRICE

We are not selling any of the common stock that we are registering. The common stock will be sold by the selling security holder as detailed in this prospectus. Such selling security holder may sell the common stock at the market price as of the date of sale or a price negotiated in a private sale. Our common stock is listed for quotation on the OTCQB quotation systems under the symbol “VOIL.”

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MARKET PRICE INFORMATION AND DIVIDEND POLICY

Market Information

Our common stock is quoted on the OTCQB under the symbol “VOIL.” Shares of our common stock have historically been thinly traded, and currently there is no active trading market for our common stock. As a result, our stock price as quoted by the OTCQB may not reflect an actual or perceived value. The following table sets forth the approximate high and low bid prices for our common stock for the last two fiscal years and interim periods. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

		High	Low

YEAR 2015	Quarter ended May 31, 2015	$0.69	$0.42
	Quarter ended February 28, 2015	$1.09	$0.40

YEAR 2014	Quarter ended November 30, 2014	$2.44	$1.06
	Quarter ended August 31, 2014	$1.74	$0.65
	Quarter ended May 31, 2014	$0.85	$0.55
	Quarter ended February 28, 2014	$0.80	$0.80

YEAR 2013	Quarter ended November 30, 2013	$0.25	$0.80
	Quarter ended August 31, 2013	$0.001	$0.001
	Quarter ended May 31, 2013	$0.001	$0.001
	Quarter ended February 28, 2012	-0-	-0-

The closing sales price of our common stock on August 4, 2015 was $0.39 per share.

Holders

The number of record holders of the Company’s common stock, as of August 4, 2015, is approximately 12.

Dividends

The Company has not declared any dividends with respect to its common stock and does not intend to declare any dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty. The Convertible Notes preclude the Company from paying cash dividends on its common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

33

MANAGEMENT

Our executive officers and directors and their respective ages, positions and biographical information are set forth below.

Name	Age	Title
Rupert Ireland	38	President and Chief Executive Officer, Secretary, Treasurer and Director
Steven M. Plumb, CPA	56	Chief Financial Officer
Brett Murray	34	Chief Operating Officer

Rupert Ireland. Mr. Ireland has served as our president and chief executive officer since May 2014 and a member of our board of directors since June 2014. From March 2010 to May 2014, Mr. Ireland served as the head of trading at CARAX, a brokerage firm that focuses on high volume execution in cash equities and derivatives trading. Mr. Ireland was a sales trader from 2010 to 2014 in the international offices of CARAX. From 2009 to 2010, Mr. Ireland was a sales trader at the brokerage firm, OCM Capital Markets. Mr. Ireland received his bachelor’s degree in business from the University of Newcastle.

Steven M. Plumb. Mr. Plumb has served as our chief financial officer since August 2013. Since 2001 Mr. Plumb has served as president of Clear Financial Solutions, Inc., an accounting and consulting firm based in Houston, Texas. From 2009 to December 2013, Mr. Plumb served as chief financial officer of Bering Exploration where he also served as president from August 2012 to December 2013. Since July 2013, Mr. Plumb has served as chief financial officer of High Performance Beverage Co. Mr. Plumb served as chief financial officer for DePelchin Children’s Center, a Houston-based nonprofit organization that offers mental health, foster care and adoption services in Texas. Mr. Plumb is a certified public accountant licensed in the State of Texas. Mr. Plumb earned his Bachelor’s Degree in Business Administration in Accounting from the University of Texas at Austin in 1981.

Brett Murray. Mr. Murray has served as our chief operating officer since June 2014. From March 2012 to May 2014, Mr. Murray served as landman for Gunnison Energy Corp. From October 2010 to March 2012, Mr. Murray served as senior landman for Anschutz Exploration. From January 2008 to October 2010, Mr. Murray served as landman for Sundance Energy.

Compensation Committee Interlocks and Insider Participation; Board Committees

The Company does not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committee of its Board of Directors. As such, the sole director acts in those capacities. The Company believes that committees of the Board are not necessary at this time given that the Company is a development stage company. However, the sole director will continue to study this matter, and the Company plans to add Board members and/or committees of the Board as its business develops.

Rupert Ireland, a current officer and director, and Dan Ferris, a former officer and director, participated in deliberations concerning executive officer compensation. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s board of directors or Compensation Committee. No member of the Company’s board of directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Director Independence

Quotations for our common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, M. Rupert Ireland, is also the Company’s principal executive officer.

Involvement in Certain Legal Proceedings

There are currently no material pending legal proceedings to which the Company is a party or of which any of its property is the subject, in which any of the above referenced directors or officers is a party adverse to the Company or has a material interest adverse to the Company. Furthermore, during the past ten years, none of the Company's officers or directors described above were involved in any legal proceedings that are material to an evaluation of the ability or integrity of such directors and officers.

34

Compensation to Officers of the Company

The following tables contain compensation data for our named executive officers as of the fiscal years ended November 30, 2014 and 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards		All Other Compensation	Total
M. Rupert Ireland –	2014	$70,000	$5,000		$2,550,000(1)	$–	$2,625,000
principal executive officer	2013	$–	$–		$–	$–	$–

Dan Ferris –	2014	$70,000	$–	$	–(3)	$–	$70,000
principal executive officer(2)	2013	$65,180	$–		$–	$–	$65,180

Steven Plumb –	2014	$–	$–		$800,000(4)	$57,500(5)	$857,500
chief financial officer	2013	$–	$–		$–	$18,000(5)	$18,000

Brett A. Murray –	2014	$54,000(6)	$–		$1,880,000(7)	$–	$1,934,000
chief operating officer	2013	$–	$–		$–	$–	$–

(1)	Includes the award of 3,000,000 shares of our common stock in May 2014, to be issued in increments of 1,000,000 shares in May 2015, 2016 and 2017, respectively, if Mr. Ireland continues to be employed. The shares are valued at $0.85 per share, the market price of our common stock on the date of grant.
(2)	Mr. Ferris resigned from his position as a principal executive officer in May 2014, and from the board of directors in July 2014.
(3)	In December 2013, Mr. Ferris was granted an award of 1,500,000 shares of our common stock but his stock award did not vest and no compensation was recognized.
(4)	Includes the award of 1,000,000 shares of our common stock in December 2013, of which 500,000 shares were issued in December 2013 and the remaining 500,000 shares were issued in December 2014. The shares are valued at $0.80 per share, the market price of our common stock on the date of grant.
(5)	Mr. Plumb’s compensation was paid pursuant to a consulting agreement with Clear Financial Solutions, Inc. a company owned and controlled by Mr. Plumb.
(6)	Mr. Murray’s compensation was paid pursuant to a consulting agreement with Brett A. Murray & Associates, Inc., a company owned and controlled by Mr. Murray, entered into in June 2014.
(7)	Includes the award of 2,000,000 shares of our common stock in June 2014, of which 125,000 shares of common stock on were issued in June 2014, 375,000 shares were issued in June 2015, and the remaining shares are issuable each subsequent six-month period in 250,000 share increments, as long as Mr. Murray serves as our chief operating officer. The shares were valued at $0.90 per share, the market price of our common stock on the date of grant.

Employment and Consulting Arrangements

Mr. Ireland serves as our president and is our only full-time employee. In May 2014, the Company entered into an employment agreement with Mr. Ireland, pursuant to which Mr. Ireland is paid a base salary of $120,000 per year and received a signing bonus of $5,000. Pursuant to his employment agreement, Mr. Ireland received 1,000,000 shares of our common stock in May 2015 and is also entitled to receive increments of 1,000,000 shares in each of May 2016 and May 2017, if he continues to be employed. The employment agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated.

The employment agreement may be terminated (i) at any time by the Company for “cause,” (ii) upon no less than 60 days’ written notice by either party for any reason, or (iii) upon no less than 30 days’ written notice by either party at the end of the original 3-year term or any renewal term. The employment agreement also terminates immediately upon Mr. Ireland’s death or disability and there are no change of control provisions. If Mr. Ireland’s employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of common stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ireland’s employment is terminated for any other reason, he will be entitled to receive the full 2,000,000 shares of our common stock. The employment agreement defines “cause” as the willful and continued failure by Mr. Ireland to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company.

35

On August 1, 2013, the Company entered into an engagement letter, as amended, with Clear Financial. Under the engagement letter, Clear Financial will provide certain financial consulting services to the Company and Mr. Plumb, president of Clear Financial, will serve as the chief financial officer of the Company. As compensation for the services provided, the Company pays Clear Financial a fee of $4,500 per month and has issued 1,000,000 shares of the Company’s common stock to Mr. Plumb. The engagement letter had an initial term of one year and automatically renews for successive one-year periods until terminated by either party upon 60 days’ written notice prior to the end of the then current term. The engagement letter further provides that Clear Financial may from time to time bring oil and gas investment opportunities to the Company’s attention. Pursuant to the engagement letter, the Company will assign a 1% carried interest to each of Mr. Plumb and/or Mr. Jerry Walters, a principal of Clear Financial, with respect to each oil and gas investment opportunity that Messrs. Plumb and/or Walters bring to the Company’s attention and in which the Company invests.

On June 1, 2014, we entered into a consulting agreement with a company owned by Brett Murray, our chief operating officer, to provide the services of a professional “landman” on its oil and gas leases. Pursuant to the agreement, the consultant is paid a consulting fee of $9,000 per month. The consultant will also be entitled to receive up to 2,000,000 shares of the common stock on the following schedule: (i) 125,000 shares of common stock were issued in June 2014; (ii) 375,000 shares were issued in June 2015; and (iii) 250,000 shares were issued on each subsequent six-month anniversary thereafter. The agreement has an initial term of one year and will automatically renew for successive one-year periods unless either party provides the other party written notice of its intention to not renew the agreement at least thirty days prior to the end of the initial term.

We don’t believe that there exists any risks arising from our compensation policies and practice that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

During fiscal 2014 and 2013 the director of the Company was not compensated for his services as a director and it is not expected that the current director will receive compensation in fiscal 2015. The Company has no formal arrangement pursuant to which directors are compensated for their services in their capacity as directors. Directors are reimbursed for reasonable out of pocket expenses incurred.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal years ended November 30, 2014 and 2013, as well as the interim period through May 31, 2015.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at November 30, 2014.

Certain Relationships and Related Party Transactions

In July 2012, the Company’s former CEO, Soenke Timm sold 28,000,000 shares of our common stock to Daniel M. Ferris for $50,000. From 2012 to May 2014, Mr. Ferris acted as our president and sole director. In June 2014, Mr. Ferris sold 28,000,000 shares of our common stock to Mr. Ireland. Mr. Ireland purchased the 28,000,000 shares of our common stock for a purchase price of $2,000,000, of which $180,000 was paid in cash and Mr. Ireland issued a promissory note in favor of Mr. Ferris for the remaining $1,820,000.

On June 1, 2015, Mr. Ireland transferred 23,800,000 shares to Mr. Ferris in exchange for cancelation of the outstanding principal and accrued interest on the $1,820,000 promissory note.

See “Employment and Consulting Arrangements” above for a description of the compensation agreements we have with our executive officers. Clear Financial was paid $30,000 for services during the six month period ended May 31, 2015. Mr. Ireland was paid $60,000 during the six-month period ended May 31, 2015. Mr. Murray was paid $54,000 during the six-month period ended May 31, 2015.

See “Selling Security Holder” above for a description of the compensation the selling security holder may receive in connection with the purchase of the Convertible Notes.

36

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all current directors and executive officers, as a group. As of August 4, 2015, there were 52,974,264 shares of common stock deemed issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, unless otherwise indicated.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned
Named Executive Officers and Directors:
Rupert Ireland	5,200,000	9.8%
Steven M. Plumb	1,000,000	1.9%
Brett A. Murray	500,000	*
All directors & executive officers as a group (3 persons )	6,700,000	12.6%
Shareholders of Greater Than 5%:
Dan Ferris(1)	23,800,000	44.9%
Himmil Investments, Ltd. (2)	3,931,624(3)	4.99%

* Less than one percent

(1)	Dan Ferris’ address is 311 N. Robertson Blvd. #703.
(2)	The address for Himmil Investments, Ltd. is Rodus Building, 45th Floor, Road Town, Tortola, British Virgin Islands.
(3)	Consists of 3,931,624 shares of common stock issuable upon conversion of Convertible Notes if the Convertible Notes were all converted as of May 22, 2015, without giving any effect to accrued interest. The actual number of shares issuable upon conversion of the Convertible Notes may be more or less than the amount set forth in table because the conversion rate is variable. The conversion of the Convertible Note is subject to a 4.99% blocker, which limit may be increased to 9.99% at the election of selling security holder. The number of shares set forth in the second column does not apply the foregoing described blocker provision. However, the percentage set forth in the third column does reflect this limitation.

37

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements as of November 30, 2014 have been audited LBB & Associates, LTD, LLP (an independent registered public accounting firm) to the extent and for the periods set forth in their report thereon, appearing elsewhere in this registration statement. Our financial statements as of November 30, 2013 have been audited by M&K CPAS, PPLC (an independent public accounting firm) to the extent and for the periods set forth in their report thereon, appearing elsewhere in this registration statement. Our financial statements as of November 30, 2014 and November 30, 2013 are included in reliance upon such reports given on the authority of such respective firm as experts in auditing and accounting.

On January 26, 2015, the board of directors approved the dismissal of M & K CPAS, PLLC (“M& K”) as the registered independent registered public accountant and the appointment of LBB & Associates Ltd., LLP (“LLB”) as the Company’s registered independent public accounting firm as of January 26, 2015. Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the year ended November 30, 2013, M & K’s reports on the financial statements of the Company for the year ended November 30, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the most recent fiscal year and any subsequent interim period through M& K's termination on January 26, 2015, M & K disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements. In connection with the audit and review of the financial statements of the Company through January 26, 2015, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with M & K’s opinion to the subject matter of the disagreement. In connection with the audited financial statements of the Company for the year ended November 30, 2013 and interim unaudited financial statements through January 26, 2015, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K. Prior to January 26, 2015, the Company did not consult with LBB regarding (i) the application of accounting principles to specified transactions, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (iv) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

The validity of the shares of common stock and the shares of common stock to be sold in this offering will be passed upon by Brewer & Pritchard, P.C., Houston, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s internet address is http://www.sec.gov. We maintain a website at http://www.virtusoilandgas.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

38

VIRTUS OIL AND GAS CORP.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements of Virtus Oil and Gas Corp. as of and for the years ended November 30, 2014 and 2013	F-4
Unaudited Financial Statements of Virtus Oil and Gas Corp. as of and for the six month period ended May 31, 2015 and May 31, 2014	F-18

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Virtus Oil and Gas Corp

(formerly known as Curry Gold Corp.)

We have audited the accompanying balance sheet of Virtus Oil and Gas Corp (formerly known as Curry Gold Corp.,) as of November 30, 2014 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended November 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtus Oil and Gas Corp as of November 30, 2014, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates, Ltd., LLP

www.LBB.com

Houston, Texas

February 28, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Virtus Oil and Gas Corp

(formerly known as Curry Gold Corp.)

We have audited the accompanying balance sheet of Vitus Oil and Gas Corp (formerly known as Curry Gold Corp., A Development Stage Company) as of November 30, 2013 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended November 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtus Oil and Gas Corp as of November 30, 2013, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 7, 2014

F-3

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

BALANCE SHEETS

	November 30,	November 30,
	2014	2013

Current assets:
Cash	$175,869	$486
Prepaid expenses	–	937
Total current assets	175,869	1,423

Property and equipment, net	2,873	1,295
Oil and gas properties, net	659,331	–

Total assets	$838,073	$2,718

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$346,398	$55,432
Accrued interest, related party	–	4,529
Note payable, related party	–	47,749
Total current liabilities	346,398	107,710

Commitments
Stockholders' equity (deficit):
Common stock, $0.001 par value, 150,000,000 shares authorized 50,110,064 and 47,300,000 shares issued and outstanding at November 30, 2014 and 2013, respectively	50,110	47,300
Additional paid-in capital	3,025,102	171,179
Stock subscription payable	310,000	60,000
Accumulated deficit	(2,893,537)	(383,471)
Total stockholders' equity (deficit)	491,675	(104,992)

Total liabilities and stockholders' equity (deficit)	$838,073	$2,718

The accompanying notes are an integral part of these financial statements.

F-4

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

STATEMENTS OF OPERATIONS

	For the Year Ended
	November 30,
	2014	2013

Revenue	$–	$–

Operating expenses:
General and administrative	2,210,040	139,842
Professional fees	296,454	97,533
Total operating expenses	2,506,494	237,375

Operating loss	(2,506,494)	(237,375)

Other income (expense):
Impairment of oil and gas asset	–	(30,000)
Interest expense	(3,572)	(4,529)
Total other income (expense)	(3,572)	(34,529)

Net (loss)	$(2,510,066)	$(271,904)

Weighted average number of common shares outstanding - basic and fully diluted	48,963,492	47,007,418

Net (loss) per share - basic and fully diluted	$(0.05)	$(0.01)

The accompanying notes are an integral part of these financial statements.

F-5

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common stock		Additional Paid-In	Stock Subscription	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Payable	(Deficit)	(Deficit)

Balances, November 30, 2012	46,900,000	46,900	$31,579	$–	$(111,567)	$(33,088)
Common stock sold for cash at $0.33 per share	300,000	300	99,700	–	–	100,000
Common stock sold for cash at $0.40 per share	100,000	100	39,900	60,000	–	100,000
Net loss for the year ended November 30, 2013	–	–	–	–	(271,904)	(271,904)

Balances, November 30, 2013	47,300,000	47,300	171,179	60,000	(383,471)	(104,992)
Common stock issued for shares sold in 2013	150,000	150	59,850	(60,000)	–	–
Common stock sold for cash at $0.40 per share	1,275,000	1,275	508,725	60,000	–	570,000
Common stock sold for cash at $0.74 per share	203,776	204	149,796	–	–	150,000
Common stock sold for cash at $0.97 per share	154,735	155	149,845	–	–	150,000
Common stock sold for cash at $1.07 per share	140,437	140	149,860	–	–	150,000
Common stock sold for cash at $1.10 per share	136,116	136	149,864	–	–	150,000
Contributed capital from debt forgiveness	–	–	59,655	–	–	59,655
Share based compensation	750,000	750	1,626,328	–	–	1,627,078
Stock purchased but not delivered	–	–	–	250,000	–	250,000
Net loss for the year ended November 30, 2014	–	–	–	–	(2,510,066)	(2,510,066)

Balances, November 30, 2014	50,110,064	$50,110	$3,025,102	$310,000	$(2,893,537)	$491,675

The accompanying notes are an integral part of these financial statements.

F-6

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

STATEMENTS OF CASH FLOWS

	For the Year Ended
	November 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,510,066)	$(271,904)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation expense	421	144
Stock based compensation	1,627,078	–
Impairment of oil and gas assets	–	30,000
Decrease (increase) in assets:
Prepaid expenses	937	(312)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	294,771	16,637
Accounts payable, related party	–	(14,918)
Accrued expenses	–	20,000
Accrued expenses, related party	3,572	4,529
Net cash used in operating activities	(583,287)	(215,824)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of oil and gas assets	(659,331)	(30,000)
Purchase of equipment	(1,999)	(1,439)
Net cash used in investing activities	(661,330)	(31,439)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	1,170,000	200,000
Proceeds from stock subscription	250,000	–
Repayment of note payable, related party	–	(2,133)
Proceeds from note payable, related party	–	49,882
Net cash provided by financing activities	1,420,000	247,749

NET CHANGE IN CASH	175,383	486

CASH AT BEGINNING OF PERIOD	486	–

CASH AT END OF PERIOD	$175,869	$486

SUPPLEMENTAL INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contributed capital from debt forgiveness	$59,655	$–

The accompanying notes are an integral part of these financial statements.

F-7

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Virtus Oil and Gas Corp. (“the Company”) was incorporated in the state of Nevada on September 30, 2009 (“Inception”). The Company was originally formed as Curry Gold Corp to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with its Currywurst product, a product native to Germany, and market it through Switzerland and into major metropolitan US cities. On July 17, 2012, however, the Company abandoned its plans to enter into the catering van business and is now an oil and gas exploration and production company.

Our properties are located in Iron County in southern Utah.

Basis of Presentation

The financial statements included herein, presented in accordance with United States generally accepted accounting principles and is stated in US currency have been prepared by the Company pursuant to the rules and regulations of the SEC.

The Company has limited operating history and has earned no revenues. Since September 2013, the Company has devoted its activities to the acquisition of oil and gas assets. The Company is in the initial exploration stage and has incurred losses since inception of $2,893,537.

The Company has adopted a fiscal year end of November 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Stock Based Compensation

The Company accounts for share-based expense and activity in accordance with FASB ASC Topic 718, which establishes accounting for equity instruments exchanged for services. Under this provision, share-based compensation costs are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over both the employee and non-employee’s requisite service period, generally the vesting period of the equity grant.

Reclassification

Certain amounts in the 2013 financial statements have been reclassified to conform to the 2014 financial presentation. These reclassifications have no impact on net loss.

F-8

VIRTUS OIL AND GAS CORP

(FORMERLY CURRY GOLD CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies (cont’d)

Accounting for Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties.  Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, professional fees incurred for the lease acquisitions, capitalized interest costs relating to properties, geological expenditures, and tangible and intangible development costs (including direct internal costs), are capitalized into the full cost pool. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, will be depleted on the units-of-production  method using estimates of proven reserves. Investments in unproved properties and major development projects, including capitalized interest if any, are not depleted until proven reserves associated with the projects can be determined.  If the future exploration of unproven properties is determined to be uneconomical, the amount of such properties is added to the capital costs to be depleted.  As of November 30, 2014, the Company's oil and gas properties consisted of capitalized acquisition and exploration costs for unproved mineral rights.

Fair Value Estimates

Pursuant to the Accounting Standards Codification (“ASC”) No. 820, “Disclosures About Fair Value of Financial Instruments”, the Company records its financial assets and liabilities at fair value. ASC No. 820 provides a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. ASC No. 820 establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the asset/liability’s anticipated life.

Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The carrying values for cash and cash equivalents, prepaid assets, accounts payable and accrued liabilities approximate their fair value due to their short maturities.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

F-9

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) — Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”). The amendments in ASU 2014-08 change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. The new guidance is effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The adoption of the new guidance did not have a material impact on the Company.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. Because the Company has no revenues, the new guidance is not expected to have a material impact on its financial statements and related disclosures.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; it no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues and has incurred continuous losses from operations, had an accumulated deficit of $2,893,537 and $383,471 at November 30, 2014 and 2013, respectively, and a working capital deficit of $170,529 at November 30, 2014 and a working capital deficit of $106,287 at November 30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

From time to time one of the Company’s prior CEOs, Daniel M. Ferris paid invoices on behalf of the Company. As of November 30, 2012, the Company owed Mr. Ferris a total of $14,918 as presented within accounts payable, related parties on the Company’s balance sheet. During the fiscal year ending November 30, 2013, Mr. Ferris advanced the Company $32,831 and the balance due to Mr. Ferris at November 30, 2012 was reclassified and included in note payable, related party at November 30, 2013. The note bears interest at 10%. The total amount due to Mr. Ferris at November 30, 2013 was $52,278, including principal and accrued interest. In July, 2014, Mr. Ferris forgave the amounts owed to him totaling $59,655 consisting of $47,749 in principal and $8,101 of accrued interest, as well as $3,805 in unpaid salary.

F-10

On August 1, 2013, the Company entered into an engagement letter with Clear Financial Solutions, Inc., a Texas corporation (Clear Financial). On December 5, 2013, the Company and Clear Financial entered into Amendment No.1 to Engagement Letter. Under the engagement letter and the amendment (collectively, the “Engagement Letter”) Clear Financial will provide certain financial consulting services to the Company and Mr. Steven M. Plumb, founder and President of Clear Financial, will serve as the Chief Financial Officer of the Company. Clear Financial will, among other things, prepare and review the Company’s financial statements, oversee internal accounting controls and provide advice on generally accepted accounting principles. In addition, as compensation for the services provided, the Company will pay Clear Financial a fee of $4,500 per month and has agreed to issue up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Mr. Plumb (In February 2014, the Company issued 500,000 shares and the remaining 500,000 shares were issued in February 2015). The Engagement Letter has an initial term of one year and will automatically renew for successive one-year periods until terminated by either party upon 60 days’ written notice prior to the end of the then current term. Clear Financial was paid $18,000 for Mr. Plumb’s services during the fiscal year ended November 30, 2013 and $57,500 during the fiscal year ended November 30, 2014.

The Engagement Letter further provides that Clear Financial may from time to time bring oil and gas investment opportunities to the Company’s attention. Pursuant to the Engagement Letter, the Company will assign a 1% carried interest to each of Mr. Plumb and/or Mr. Jerry Walters, a principal of Clear Financial, with respect to each oil and gas investment opportunity that Messrs. Plumb and/or Walters bring to the Company’s attention and in which the Company invests.

On May 13, 2014, the Company appointed Rupert Ireland to serve as President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately. In connection with Mr. Ireland’s appointment as President and Chief Executive Officer, the Company entered into an Employment Agreement, dated May 13, 2014, with Mr. Ireland. Pursuant to the Employment Agreement, Mr. Ireland will be paid a base salary of $120,000 per year and a signing bonus of $5,000. Mr. Ireland will also be entitled to receive up to 3,000,000 shares of the Common Stock to be issued in increments of 1,000,000 shares on May 13 in 2015, 2016 and 2017, if he continues to be employed. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated. The Employment Agreement may be terminated (i) at any time by the Company for “cause,” (ii) upon no less than 60 days’ written notice by either party for any reason, or (iii) upon no less than 30 days’ written notice by either party at the end of the original 3-year term or any renewal term. The Employment Agreement also terminates immediately upon Mr. Ireland’s death or disability.

If Mr. Ireland’s employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of Common Stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ireland’s employment is terminated for any other reason, he will be entitled to receive the full 3,000,000 shares of Common Stock. The Employment Agreement defines “cause” as the willful and continued failure by Mr. Ireland to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company.

The fair market value of Mr. Ireland’s stock award was $2,550,000 on the date of grant. The Company is recognizing $70,833 per month in compensation related expense. As of November 30, 2014, the Company recognized $460,414 in expense related to Mr. Ireland’s stock grant.

Note 4 – Property and equipment, net

Property and equipment consist of the following at November 30, 2014 and 2013, respectively:

	November 30,	November 30,
	2014	2013
Office equipment	$3,438	$1,439
Less accumulated depreciation	(565)	(144)
	$2,873	$1,295

Depreciation and amortization expense totaled $421 and $144 for the years ended November 30, 2014 and 2013, respectively.

F-11

Note 5 – Oil & Gas Properties

Tidewater Agreement

On August 19, 2014, Virtus Oil & Gas Corp. completed the acquisition of oil and gas leases issued by the U.S. Bureau of Land Management (the “BLM”) covering approximately 36,787 acres in Iron County, Utah (the “Tidewater Leases”) pursuant to a letter agreement entered into with Tidewater Oil & Gas Company, LLC (“Tidewater”) as of November 13, 2013 (as amended, the “Tidewater Agreement”).  The acreage subject to the Tidewater Leases is located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah. Virtus acquired an 87.5% working interest and an 80% net revenue interest in the Leases.

The aggregate purchase price of the Leases was $290,000, which was paid in installments beginning in December 2013. Virtus made the final payment of the purchase price on August 1, 2014, and thereafter the Company and Tidewater subsequently prepared and executed the appropriate assignments and other forms required by the BLM and the county clerk to reflect the assignment of the Leases from Tidewater to Virtus. Tidewater’s sale of the leases was subject to the approval of the U.S. District Court for the District of Colorado (the “Bankruptcy Court”), which is presiding over Tidewater’s Chapter 11 bankruptcy proceedings. The Bankruptcy Court approved the sale of the leases on December 11, 2013.

The Tidewater Agreement contemplates the drilling of an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases. Although Tidewater retained a 12.5% working interest in the Tidewater Leases, the Company agreed to pay 100% of the cost of drilling and completing this test well, which is estimated to be approximately $2.5 million. The Company has agreed to pre-pay such costs at least 30 days prior to the spud date, which was originally required to be no later than February 3, 2015. However, the Company and Tidewater extended the date to September 1, 2015, by a First Amendment to Letter Agreement dated May 6, 2014. If the Company fails to prepay such costs, it will forfeit its interests in the Tidewater Leases to Tidewater, along with the purchase price and any other costs or fees paid under the Tidewater Agreement. On October 14, 2014, the Company paid $17,274 to Tidewater for reimbursement of costs. In addition to the payments made under the Tidewater Agreement, the Company incurred $171,584 in capitalized exploration costs for a total of $491,116.

TJBB Agreement

On September 22, 2014, the Company, made the last payment ($75,000) required for the acquisition of BLM oil and gas leases covering approximately 18,690.50 acres in Iron County, Utah (the “TJBB Leases”) pursuant to a letter agreement with Tom Johnson and Bill Berryman (“TJBB”), dated May 6, 2014 (the “TJBB Agreement”). The total purchase price for the TJBB Leases was $168,215. The acreage subject to the TJBB Leases is also located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.

Pursuant to the TJBB Agreement, the purchase price for the leases was $168,215, which was paid in installments from May through September of 2014. The Company acquired an 87.5% working interest and an 80% net revenue interest in the TJBB Leases. TJBB retained a 12.5% working interest in the TJBB Leases, although the Company agreed to pay 100% of the cost of drilling and completing a 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation by September 1, 2015. The Company’s requirement to drill the initial test well is contained in both the Tidewater Agreement and the TJBB Agreement, and by drilling one well in the noted formation, the Company believes it will have satisfied its initial test well drilling obligation under each of those agreements. If the Company fails to drill and complete the initial test well in the Jurassic-Navajo, Permian-Kaibab formation by the deadline under the TJBB Agreement, the Company will forfeit its interest in the leases covered by both the TJBB Agreement and the Tidewater Agreement.

Pioneer Agreement

On October 19, 2013, the Company entered into a Purchase Agreement with Pioneer Oil and Gas, pursuant to which the Company agreed to purchase two separate oil and gas leases issued by the BLM covering approximately 4,150 acres in Beaver County, Utah, for an aggregate purchase price of $460,000. The Company made an initial payment of $30,000 to Seller on October 25, 2013, but did not make any subsequent payments because it chose not to pursue development of those leases. On December 23, 2013, the Company delivered written notice to Seller of the Company’s intention to terminate the purchase agreement. As a result, the agreement was terminated by seller in December 2013, and the Company forfeited its initial payment and any rights to the subject leases.

F-12

Seismic Exchange

On July 1, 2014, the Company engaged Seismic Exchange, Inc., a Louisiana corporation (“SEI”), to provide certain two-dimensional seismic data covering approximately 47.44 square miles for an aggregate purchase price of $98,434. The seismic data includes geophysical and geological information along the Parowan Prospect in Iron County, Utah, where the Company had acquired its working interest in oil and gas leases covering an aggregate 55,477.50 acres. The License Agreement has a term of seven years from the effective date of June 12, 2014, subject to earlier termination by SEI upon a material breach by the Company. The term of the Supplemental Agreement attached to the License Agreement will end 20 years after the effective date. The seismic data acquired from SEI is intended to provide the Company with a greater understanding of the subsurface geology and aid its geologists in selecting the optimal location to drill its first well. The Company has had the data reprocessed and integrated with its existing seismic data to outline potential drilling prospects. The Company has selected a drilling location for the first well that it expects to drill in the Parowan Prospect and has applied for a permit to drill this well.

Note 6 – Note Payable, Related Party

Note payable, related party consists of the following at November 30, 2014 and 2013, respectively:

	November 30,	November 30,
	2014	2013

10% unsecured demand loan from the CEO in the amount of $47,749.	$–	$47,749

The Company had accrued interest of $-0- and $4,529 owed to the Company’s former CEO as of November 30, 2014 and 2013, respectively. As of November 30, 2014 all related party notes have been forgiven.

Note 7 – Stockholders’ Equity

Common Stock

As a result of the forward stock split on August 30, 2013, 33,550,000 additional shares were issued. The financial statements contained herein reflect the appropriate values for capital stock and accumulated deficit. Unless otherwise noted, all references in the accompanying financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the forward stock split.

On July 19, 2013, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 150,000 shares of Common Stock to the investor for an aggregate purchase price of $50,000, or $0.3333 per share.

On August 20, 2013, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 150,000 shares of Common Stock to the investor for an aggregate purchase price of $50,000, or $0.3333 per share. The proceeds were received on August 20, 2013, and the shares have been issued as of the date of this Annual Report.

On October 7, 2013, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 250,000 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.3333 per share. 100,000 shares were issued on October 24, 2013, resulting in $60,000 in stock subscription payable as of November 30, 2013. The remaining 150,000 shares were issued on March 19, 2014.

On December 10, 2013, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 250,000 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share.

On January 9, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 250,000 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share.

On February 6, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 250,000 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share.

F-13

On April 20, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 125,000 shares of Common Stock to the investor for an aggregate purchase price of $50,000, or $0.40 per share

On April 25, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 300,000 shares of Common Stock to the investor for an aggregate purchase price of $120,000, or $0.40 per share.

On May 27, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 250,000 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share. The proceeds were received on June 10, 2014, but only 100,000 shares have been issued as of November 30, 2014. The remaining proceeds of $60,000 are recorded as a stock payable as of November 30, 2014.

On July 2, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 203,776 shares of Common Stock to the investor for an aggregate purchase price of $150,000, or $0.74 per share.

On July 21, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 154,735 shares of Common Stock to the investor for an aggregate purchase price of $150,000, or $0.97 per share.

On July 31, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 140,437 shares of Common Stock to the investor for an aggregate purchase price of $150,000, or $1.07 per share.

On September 9, 2014, the Company entered into a Securities Purchase Agreement with Fieldstone Industries, Inc., pursuant to which the Company agreed to issue 136,116 shares of Common Stock to the investor for an aggregate purchase price of $150,000, or $1.10 per share.

On October 30, 2014, the Company entered into a Securities Purchase Agreement with Mablewood Investments, pursuant to which the Company agreed to issue 184,856 shares of Common Stock to the investor for an aggregate purchase price of $250,000, or $1.35 per share. The proceeds were received on November 7, 2014, but the shares were not issued until January 21, 2015. The proceeds are recorded as a stock payable as of November 30, 2014.

Stock Compensation

The Company has stock based compensation agreements with its senior executives, Rupert Ireland and Steven Plumb, and had one previously with its prior CEO, Dan Ferris. During the year ended November 30, 2014, the Company recognized $460,414, $766,664 and $200,000, respectively, as compensation to each executive. Mr. Plumb was issued 500,000 shares in December 2013 in accordance with his contract. Mr. Plumb is due 500,000 in December 2014, the expense of which is included in stock compensation. Mr. Ireland is due 1,000,000 in May 2015, which is being expensed and included in stock compensation.

On March 19, 2014, the Company issued 250,000 shares of its $0.001 par value common stock to a consultant as compensation for services rendered. The fair market value of the common stock on the date of issuance was $200,000.

An additional $277,204, in stock compensation to our COO and a consultant, was recorded during the year ended November 30, 2014.

Contributed Capital

On July 6, 2012, a total of $40,307 of debts, including accrued interest of $5,954, owed to the former CEO were forgiven and contributed to capital.

On June 26, 2012, a total of $22,672 of debt, including accrued interest of $1,237 was forgiven and contributed to capital.

In July 2014, a total of $59,655 of debt, including accrued interest and unpaid salary was forgiven by the former CEO of the Company and contributed to capital.

F-14

Note 8 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

For the years ended November 30, 2014 and 2013, respectively, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. The Company had approximately $2,616,333 and $383,471 of federal net operating losses at November 30, 2014 and 2013, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2030.

The components of the Company’s deferred tax asset are as follows:

	November 30,	November 30,
	2014	2013
Deferred tax assets:
Net operating loss carry forwards	$2,894,000	$383,471

Net deferred tax assets before valuation allowance	984,000	134,200
Less: Valuation allowance	(984,000)	(134,200)
Net deferred tax assets	$–	$–

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at November 30, 2014 and 2013, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	November 30,		November 30,
	2014		2013

Federal and state statutory rate	34%		34%
Change in valuation allowance on deferred tax assets	(34%	)	(34%	)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions as of any date on or before November 30, 2014.

Note 9 – Commitments

On August 1, 2013, the Company entered into an engagement letter with Clear Financial Solutions, Inc., (“Clear Financial”). On December 5, 2013, the Company and Clear Financial entered into Amendment No. 1 to the Engagement Letter.

Under the Engagement Letter, Clear Financial will provide certain financial consulting services to the Company and Mr. Steven M. Plumb, founder and President of Clear Financial, will serve as the Chief Financial Officer of the Company. As compensation for the services provided, the Company will pay Clear Financial a fee of $4,500 per month and has agreed to issue up to 1,000,000 shares of the Common Stock to Mr. Plumb. The Engagement Letter has an initial term of one year and will automatically renew for successive one-year periods until terminated by either party upon 60 days’ written notice prior to the end of the then current term. Mr. Plumb has been paid $18,000 under the agreement during the year ended November 30, 2013 and $57,500 during the year ended November 30, 2014. In February 2014, the Company issued Mr. Plumb 500,000 shares of restricted common stock of the Company. On February 6, 2015, the Company issued the remaining 500,000 shares.

F-15

The Engagement Letter further provides that Clear Financial may from time to time bring oil and gas investment opportunities to the Company’s attention. Pursuant to the Engagement Letter, the Company will assign a 1% carried interest to each of Mr. Plumb and/or Mr. Jerry Walters, a principal of Clear Financial, with respect to each oil and gas investment opportunity that Messrs. Plumb and/or Walters bring to the Company’s attention and in which the Company invests.

On August 19, 2014, Virtus Oil & Gas Corp. completed the acquisition of oil and gas leases issued by the U.S. Bureau of Land Management (the “BLM”) covering approximately 36,787 acres in Iron County, Utah (the “Tidewater Leases”) pursuant to a letter agreement entered into with Tidewater Oil & Gas Company, LLC (“Tidewater”) as of November 13, 2013 (as amended, the “Tidewater Agreement”).  The acreage subject to the Tidewater Leases is located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah. Virtus acquired an 87.5% working interest and an 80% net revenue interest in the Leases.

The aggregate purchase price of the Leases was $290,000, which was paid in installments beginning in December 2013. Virtus made the final payment of the purchase price on August 1, 2014, and thereafter the Company and Tidewater subsequently prepared and executed the appropriate assignments and other forms required by the BLM and the county clerk to reflect the assignment of the Leases from Tidewater to Virtus. Tidewater’s sale of the leases was subject to the approval of the U.S. District Court for the District of Colorado (the “Bankruptcy Court”), which is presiding over Tidewater’s Chapter 11 bankruptcy proceedings. The Bankruptcy Court approved the sale of the leases on December 11, 2013.

The Tidewater Agreement contemplates the drilling of an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases. Although Tidewater retained a 12.5% working interest in the Tidewater Leases, the Company agreed to pay 100% of the cost of drilling and completing this test well, which is estimated to be approximately $2.5 million. The Company has agreed to pre-pay such costs at least 30 days prior to the spud date, which was originally required to be no later than February 3, 2015. However, the Company and Tidewater extended the date to September 1, 2015, by a First Amendment to Letter Agreement dated May 6, 2014. If the Company fails to prepay such costs, it will forfeit its interests in the Tidewater Leases to Tidewater, along with the purchase price and any other costs or fees paid under the Tidewater Agreement. On October 14, 2014, the Company paid $17,274 to Tidewater for reimbursement of costs. In addition to the payments made under the Tidewater Agreement, the Company incurred $171,584 in capitalized exploration costs for a total of $491,116.

On May 13, 2014, the Company appointed Rupert Ireland to serve as President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately. In connection with Mr. Ireland’s appointment as President and Chief Executive Officer, the Company entered into an Employment Agreement, dated May 13, 2014, with Mr. Ireland. Pursuant to the Employment Agreement, Mr. Ireland will be paid a base salary of $120,000 per year and a signing bonus of $5,000. Mr. Ireland will also be entitled to receive up to 3,000,000 shares of the Common Stock to be issued in increments of 1,000,000 shares on May 13 2015, 2016 and 2017, if he continues to be employed. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated. The Employment Agreement may be terminated (i) at any time by the Company for “cause,” (ii) upon no less than 60 days’ written notice by either party for any reason, or (iii) upon no less than 30 days’ written notice by either party at the end of the original 3-year term or any renewal term. The Employment Agreement also terminates immediately upon Mr. Ireland’s death or disability.

If Mr. Ireland’s employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of Common Stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ireland’s employment is terminated for any other reason, he will be entitled to receive the full 3,000,000 shares of Common Stock. The Employment Agreement defines “cause” as the willful and continued failure by Mr. Ireland to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company.

The fair market value of Mr. Ireland’s stock award was $2,550,000 on the date of grant. The Company is recognizing $70,833 per month in compensation related expense. During the year ended November 30, 2014, the Company recognized $460,414 in expense related to Mr. Ireland’s stock grant.

On June 1, 2014 (“effective date”), the Company entered into a consulting agreement with a company owned by Brett Murray, our Chief Operating Officer, to provide the services of a professional “landman” on its oil and gas leases. Pursuant to the agreement, the consultant will be paid a consulting fee of $9,000 per month.

The consultant will also be entitled to receive up to 2,000,000 shares of the Common Stock, $0.001 par value per share, on the following schedule: (i) one hundred twenty five thousand (125,000) shares of common stock on the effective date; (ii) three hundred seventy five thousand (375,000) shares on the one year anniversary of the effective date; and (iii) two hundred fifty thousand (250,000) shares on each six-month anniversary thereafter.

The agreement has an initial term of one year and will automatically renew for successive one-year periods unless either party provides the other party written notice of its intention to not renew the agreement at least thirty days prior to the end of the initial term.

As of November 30, 2014, 125,000 shares have vested and have not been issued. The Company has accrued stock compensation expense of $230,204. The shares will be issued during the fiscal year ended 2015.

On April 17, 2014 (“effective date”), the Company entered into an agreement with a consultant to provide geophysical services on its oil and gas leases. Pursuant to the agreement, the consultant will be paid a consulting fee of $5,000 per month.

F-16

The consultant will also be entitled to receive up to 100,000 shares of the Common Stock, $0.001 par value per share, on the following schedule: (i) fifty thousand (50,000) shares of common stock on the effective date; and (ii) in the event that the agreement is extended for an additional six months beyond the initial term, fifty thousand (50,000) shares on the six month anniversary of the effective date.

The agreement has an initial term of six months and will automatically renew for one additional six month period unless either party provides the other party written notice of its intention to not renew the agreement at least thirty days prior to the end of the initial term.

As of November 30, 2014, the 50,000 shares have not been issued and the Company has accrued stock compensation expense of $47,000. The shares will be issued during the fiscal year ended 2015.

The following table summarizes the commitments disclosed above, as of November 30, 2014;

Recipient	Total	Vested	Shares due at November 30, 2014

Rupert Ireland	3,000,000	-	3,000,000
Steven Plumb	1,000,000	500,000	500,000
Daniel Ferris	1,500,000	-	1,500,000
Brett Murray	2,000,000	125,000	1,875,000
Robert Benson	100,000	50,000	50,000
	7,600,000	675,000	6,925,000

Note 10 – Subsequent Events

On January 21, 2015, 184,856 shares were issued to Mablewood Investments in conjunction with their SPA dated October 30, 2014.

On February 6, 2015, the Company issued 500,000 shares of Common Stock to its chief financial officer in accordance with his contract.

On February 27, 2015, the Company entered into a Securities Purchase Agreement with Mablewood Investments pursuant to which the Company agreed to issue 187,794 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.53 per share.

F-17

VIRTUS OIL AND GAS CORP.

BALANCE SHEETS

(Unaudited)

	MAY 31,	November 30,
	2015	2014
ASSETS
Current assets
Cash	$61,769	$175,869
Total current assets	61,769	175,869

Property and equipment, net	2,531	2,873
Oil and gas properties, net	864,628	659,331

Total assets	$928,928	$838,073

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$526,431	$346,398
Convertible note payable, net	69,284	–
Derivative liability	177,646	–
Total current liabilities	773,361	346,398

Commitments
Stockholders' equity:
Common stock, $0.001 par value, 150,000,000 shares authorized 52,149,264 and 50,110,064 shares issued and outstanding at May 31, 2015 and November 30, 2014, respectively	52,150	50,110
Additional paid-in capital	3,982,877	3,025,102
Stock subscription payable	141,250	310,000
Accumulated deficit	(4,020,710)	(2,893,537)
Total stockholders' equity	155,567	491,675

Total liabilities and stockholders' equity	$928,928	$838,073

See Accompanying Notes to Financial Statements.

F-18

VIRTUS OIL AND GAS CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended May 31,		Ended May 31,
	2015	2014	2015	2014

Revenue	$–	$–	$–	$–

Operating expenses:
General and administrative	477,264	501,929	910,936	1,159,267
Professional fees	115,098	59,675	218,626	116,747

Total operating expenses	592,362	561,604	1,129,562	1,276,014

Operating loss	(592,362)	(561,604)	(1,129,562)	(1,276,014)

Other (income) expense:
Interest expense	681	1,210	681	3,572
Discount amortization	7,885	–	7,885	–
Derivative income	(10,955)	–	(10,955)	–

Total other (income) expense	(2,389)	1,210	(2,389)	3,572

Net loss	$(589,973)	$(562,814)	$(1,127,173)	$(1,279,586)

Weighted average number of common shares outstanding - basic and fully diluted	51,170,719	48,914,856	50,745,255	48,652,210

Net loss per share - basic and fully diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

See Accompanying Notes to Financial Statements.

F-19

VIRTUS OIL AND GAS CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six
	Months Ended May 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,127,173)	$(1,279,586)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	342	144
Share based compensation expense	616,315	1,002,082
Derivative income	(10,955)	–
Discount amortization	7,885	–
Decrease (increase) in assets:
Prepaid expenses	–	749
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	180,033	3,646
Accrued expenses	–	23,805
Accrued expenses, related party	–	3,572
Net cash used in operating activities	(333,553)	(245,588)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of oil and gas properties	(180,547)	(224,266)
Net cash used in investing activities	(180,547)	(224,266)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	150,000	470,000
Proceeds from convertible note payable	250,000	–
Net cash provided by financing activities	400,000	470,000

NET CHANGE IN CASH	(114,100)	146

CASH AT BEGINNING OF PERIOD	175,869	486

CASH AT END OF PERIOD	$61,769	$632

SUPPLEMENTAL INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON CASH TRANSACTIONS:
Common stock issued for oil and gas lease	$24,750	$–

See Accompanying Notes to Financial Statements.

F-20

VIRTUS OIL AND GAS CORP.

Notes to Financial Statements

(Unaudited)

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Virtus Oil and Gas Corp. (“the Company”) was incorporated in the state of Nevada on September 30, 2009 (“Inception”). The Company was originally formed as Curry Gold Corp to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with its Currywurst product, a product native to Germany, and market it through Switzerland and into major metropolitan US cities. On July 17, 2012, however, the Company abandoned its plans to enter into the catering van business and is now an oil and gas exploration and production company.

On March 23, 2015, the Company created a new subsidiary, Virtus Operations, Inc., a Utah corporation, to act as an operator for its oil and gas properties in Iron County in southern Utah. As of the date of this filing, the subsidiary has no operations or assets.

We are an oil and gas exploration company and have not significantly commenced our planned principal operations. Our operations to date have been devoted primarily to startup and development activities, which include forming our entity, developing our business plan, registering with the SEC and listing our Common Stock on the OTCBB exchange under the symbol, “VOIL”. In October 2013, the Company acquired an interest in an oil and gas property and is focusing its efforts on developing this property and identifying additional properties in which to invest.

Our properties are located in Iron County in southern Utah.

Basis of Presentation

The financial statements included herein, presented in accordance with United States generally accepted accounting principles and is stated in US currency have been prepared by the Company pursuant to the rules and regulations of the SEC and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's annual report for the year ended November 30, 2014 filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended November 30, 2014 as reported in form 10-K have been omitted.

The Company has adopted a fiscal year end of November 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Stock Based Compensation

Stock-based awards to non-employees are accounted for using the fair value method.

The Company adopted provisions which require that we measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

The Company has adopted the “modified prospective” method, which results in no restatement of prior period amounts. This method would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. The Company will calculate the fair value of options using a Black-Scholes option pricing model. The Company does not currently have any outstanding options subject to future vesting therefore no charge is required for the periods presented. Our method also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, our method required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that are using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

F-21

Accounting for Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, professional fees incurred for the lease acquisitions, capitalized interest costs relating to properties, geological expenditures, and tangible and intangible development costs (including direct internal costs), are capitalized into the full cost pool. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, will be depleted on the units-of-production method using estimates of proven reserves. Investments in unproved properties and major development projects, including capitalized interest if any, are not depleted until proven reserves associated with the projects can be determined. If the future exploration of unproven properties is determined to be uneconomical, the amount of such properties is added to the capital costs to be depleted. As of May 31, 2015 and November 30, 2014, the Company's oil and gas properties consisted of capitalized acquisition and exploration costs for unproved mineral rights.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

On May 22, 2015, the Company entered into a convertible note agreement with a variable conversion price, which gives rise to a derivative liability, which has been valued using a binomial lattice-based valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies including OTC Pink® and small-cap companies. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of the derivative liability. The Company re-values the variable conversion feature at the end of each reporting period and any changes are reflected as gains or losses in current period results.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

Management does not anticipate that the recently issued but not yet effective accounting pronouncements will materially impact the Company’s financial condition.

Note 2 - Going Concern

As shown in the accompanying financial statements, the Company has no revenues and has incurred continuous losses from operations, had an accumulated deficit of $4,020,710 and a working capital deficit of $711,592 at May 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party

On August 1, 2013, the Company entered into an engagement letter with Clear Financial Solutions, Inc., a Texas corporation (Clear Financial). On December 5, 2013, the Company and Clear Financial entered into Amendment No. 1 to Engagement Letter. Under the engagement letter and the amendment (collectively, the “Engagement Letter”) Clear Financial will provide certain financial consulting services to the Company and Mr. Steven M. Plumb, founder and President of Clear Financial, will serve as the Chief Financial Officer of the Company. Clear Financial will, among other things, prepare and review the Company’s financial statements, oversee internal accounting controls and provide advice on generally accepted accounting principles. In addition, As compensation for the services provided, the Company will pay Clear Financial a fee of $4,500 per month and has agreed to issue up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Mr. Plumb. The Engagement Letter has an initial term of one year and will automatically renew for successive one-year periods until terminated by either party upon 60 days’ written notice prior to the end of the then current term. Clear Financial was paid $30,000 for Mr. Plumb’s services during the period ended May 31, 2015. In addition, in February 2015, the Company issued 500,000 shares of the Company’s common stock to Mr. Plumb, having a fair market value of $400,000 on the date of grant, which the Company recorded $366,667 as compensation expense during the year ended November 30, 2014. The Company recognized the remaining $33,333 in compensation expense during the six months ended May 31, 2015.

F-22

The Engagement Letter further provides that Clear Financial may from time to time bring oil and gas investment opportunities to the Company’s attention. Pursuant to the Engagement Letter, the Company will assign a 1% carried interest to each of Mr. Plumb and/or Mr. Jerry Walters, a principal of Clear Financial, with respect to each oil and gas investment opportunity that Messrs. Plumb and/or Walters bring to the Company’s attention and in which the Company invests.

On May 13, 2014, the Company appointed Rupert Ireland to serve as President, Chief Executive Officer, Secretary and Treasurer of the Company, effective immediately. In connection with Mr. Ireland’s appointment as President and Chief Executive Officer, the Company entered into an Employment Agreement, dated May 13, 2014, with Mr. Ireland. Pursuant to the Employment Agreement, Mr. Ireland will be paid a base salary of $120,000 per year and a signing bonus of $5,000. Mr. Ireland will also be entitled to receive up to 3,000,000 shares of the Company’s Common Stock, to be issued in increments of 1,000,000 shares on May 13 in 2015, 2016 and 2017, if he continues to be employed. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated. The Employment Agreement May be terminated (i) at any time by the Company for “cause,” (ii) upon no less than 60 days’ written notice by either party for any reason, or (iii) upon no less than 30 days’ written notice by either party at the end of the original 3-year term or any renewal term. The Employment Agreement also terminates immediately upon Mr. Ireland’s death or disability.

If Mr. Ireland’s employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of Common Stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ireland’s employment is terminated for any other reason, he will be entitled to receive the full 3,000,000 shares of Common Stock. The Employment Agreement defines “cause” as the willful and continued failure by Mr. Ireland to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company.

The fair market value of Mr. Ireland’s stock award was $2,550,000 on the date of grant. The Company is recognizing $70,833 per month in compensation related expense. The Company recognized $212,499 and $424,999 in expense related to Mr. Ireland’s stock grant during the three and six months ended May 31, 2015, respectively. On May 14, 2015, the Company issued 1,000,000 shares of Common Stock to Mr. Ireland under the terms of his employment agreement.

Note 4 - Oil and gas properties, net

Oil and gas properties consist of the following at May 31, 2015 and November 30, 2014, respectively:

	May 31,	November 30,
	2015	2014
Oil and gas properties:
Beaver County, Utah Prospect	$30,000	$30,000
Iron County, Utah Prospect	864,628	659,331
Total oil and gas properties	894,628	689,331
Less impairment	(30,000)	(30,000)
Oil and gas properties, net	$864,628	$659,331

Tidewater Agreement

On August 19, 2014, the Company completed the acquisition of oil and gas leases issued by the U.S. Bureau of Land Management (the “BLM”) covering approximately 36,620 acres in Iron County, Utah (the “Tidewater Leases”) pursuant to a letter agreement entered into with Tidewater Oil & Gas Company, LLC (“Tidewater”) as of November 13, 2013 (as amended, the “Tidewater Agreement”). The acreage subject to the Tidewater Leases is located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah. Virtus acquired an 87.5% working interest and an 80% net revenue interest in the Leases.

The aggregate purchase price of the Leases was $290,000, which was paid in installments beginning in December 2013. Virtus made the final payment of the purchase price on August 1, 2014, and thereafter the Company and Tidewater subsequently prepared and executed the appropriate assignments and other forms required by the BLM and the county clerk to reflect the assignment of the Leases from Tidewater to Virtus. Tidewater’s sale of the leases was subject to the approval of the U.S. District Court for the District of Colorado (the “Bankruptcy Court”), which is presiding over Tidewater’s Chapter 11 bankruptcy proceedings. The Bankruptcy Court approved the sale of the leases on December 11, 2013.

The Tidewater Agreement contemplates the drilling of an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases. Although Tidewater will retain a 12.5% working interest in the leases, the Company has agreed to pay 100% of the cost of drilling and completing this test well, which is estimated to be approximately $2.5 million. The Company has agreed to pre-pay such costs at least 30 days prior to the spud date, which was expected to be no later than February 3, 2015. However, the Company and Tidewater extended the date to September 1, 2015, by a First Amendment to Letter Agreement dated May 6, 2014. If the Company fails to prepay such costs and/or fails to timely complete the initial test well, it will forfeit its interests in the oil and gas leases and Tidewater will retain the purchase price.

F-23

During the six months ended May 31, 2015, the Company made payments of $51,126 on expiring leases covered by the Tidewater Agreement, $10,000 for a survey for a drilling location, $24,750 for a lease modification, $100,000 mobilization fee on a drilling contract, and $19,421 in drilling permit acquisition costs, for a total of $205,297.

TJBB Agreement

On September 22, 2014, the Company, made the last payment ($75,000) required for the acquisition of BLM oil and gas leases covering approximately 18,690.50 acres in Iron County, Utah (the “TJBB Leases”) pursuant to a letter agreement with Tom Johnson and Bill Berryman (“TJBB”), dated May 6, 2014 (the “TJBB Agreement”). The total purchase price for the TJBB Leases was $168,215. The acreage subject to the TJBB Leases is also located in an area known as the Parowan Prospect in the Central Utah Overthrust region of southwestern Utah.

Pursuant to the TJBB Agreement, the purchase price for the leases was $168,215, which was paid in installments from May through September of 2014. The Company acquired an 87.5% working interest and an 80% net revenue interest in the TJBB Leases and TJBB retained a 12.5% working interest in the TJBB Leases. Pursuant to the TJBB Leases, we are obligated to pay 100% of the cost to (i) drill and complete an initial 7,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions, which is estimated to cost $500,000, and (ii) drill a secondary 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab by March 1, 2016. If the Company fails to drill and complete the initial test well and the secondary well in the Jurassic-Navajo, Permian-Kaibab formation by the deadline under the TJBB Agreement, the Company will forfeit its interest in the TJBB Leases.

TJBB Amendment; Extension of Deadline; Drilling Contract

On April 2, 2015, the Company, entered into the First Amendment to Letter Agreement (the “TJBB Amendment”) with Tom Johnson and Bill Berryman (collectively, “TJBB”), which amends the letter agreement dated May 6, 2014, previously entered into by the Company and TJBB (the “TJBB Agreement”). Pursuant to the TJBB Agreement, the Company agreed to purchase an 87.5% working interest in oil and gas leases covering approximately 18,690.50 acres in Iron County, Utah.

Pursuant to the TJBB Agreement, the Company anticipated that it would drill a 12,000-foot test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases no later than June 2015. The TJBB Amendment modified the TJBB Agreement by postponing the deadline to drill the 12,000-foot test well to March 1, 2016, and replacing the commitment with an initial test well contemplated to a depth of 7,000-foot, or a depth sufficient to test the Jurassic-Navajo formation, on or before July 30, 2015 which date has been extended pursuant to force majeure as a result of the BLM’s delay in issuing the permit and governmental migratory bird restrictions.

In anticipation of the change in the drilling obligations under the TJBB Agreement, the Company has entered into a drilling agreement with Energy Drilling, LLC (“Energy Drilling”) to drill a 7,000-foot vertical well on the Company’s oil and gas leases in Iron County, Utah. The Company will pay Energy Drilling a mobilization fee of $100,000, plus a mobilization rate of $11,900 per day, plus the actual cost of all required equipment, labor, services and permits to drill the well. Energy Drilling will begin drilling the well as soon as reasonably practicable after receiving the appropriate permits. The contract also provides for the Company to pay Energy Drilling a demobilization fee of $110,000 and a demobilization rate of $11,900 per day. On May 27, 2015 the Company paid the mobilization fee in the amount of $100,000.

In consideration of entering into the TJBB Amendment, the Company issued an aggregate 50,000 restricted shares of its Common Stock, valued at $24,750, to TJBB in a private transaction that was exempt from applicable registration requirements. Except for the amendments described above, the TJBB Agreement will remain unchanged and in full force and effect.

Pioneer Agreement

On October 19, 2013, the Company entered into a Purchase Agreement with Pioneer Oil and Gas, pursuant to which the Company agreed to purchase two separate oil and gas leases issued by the BLM covering approximately 4,150 acres in Beaver County, Utah, for an aggregate purchase price of $460,000. The Company made an initial payment of $30,000 to Seller on October 25, 2013, but did not make any subsequent payments because it chose not to pursue development of those leases. On December 23, 2013, the Company delivered written notice to Seller of the Company’s intention to terminate the purchase agreement. As a result, the agreement was terminated by seller in December 2013, and the Company forfeited its initial payment and any rights to the subject leases.

Seismic Exchange

On July 1, 2014, the Company engaged Seismic Exchange, Inc., a Louisiana corporation (“SEI”), to provide certain two-dimensional seismic data covering approximately 47.44 square miles for an aggregate purchase price of $98,434. The seismic data includes geophysical and geological information along the Parowan Prospect in Iron County, Utah, where the Company had acquired its working interest in oil and gas leases covering an aggregate 55,477.50 acres. The License Agreement has a term of seven years from the effective date of June 12, 2014, subject to earlier termination by SEI upon a material breach by the Company. The term of the Supplemental Agreement attached to the License Agreement will end 20 years after the effective date. The seismic data acquired from SEI is intended to provide the Company with a greater understanding of the subsurface geology and aid its geologists in selecting the optimal location to drill its first well. The Company has had the data reprocessed and integrated with its existing seismic data to outline potential drilling prospects. The Company has selected a drilling location for the first well that it expects to drill in the Parowan Prospect and has applied for a permit to drill this well.

F-24

Note 5 - Convertible Note Payable

On May 22, 2015, the Company entered into a securities purchase agreement (the “Purchase Agreement”), with an institutional investor (the “Investor”) to issue, subject to the terms and conditions of the Purchase Agreement, up to $1,150,000 in aggregate principal amount of senior convertible notes (the “Convertible Notes”) of the Company convertible into shares of the Company’s Common Stock.  The Company intends to file a registration statement to register the resale rights of all the shares of Common Stock issuable under the convertible notes.

Convertible Note

Pursuant to the Purchase Agreement, on May 22, 2015, the Company sold the Investor an initial Convertible Note in an original principal amount of $350,000 (the “Initial Convertible Note”), for a purchase price of $250,000. Upon receipt of a written notice from the Company and the satisfaction (or where legally permissible, the waiver) of the conditions set forth in the Purchase Agreement relating to such closing, the Investor has agreed to purchase, (i) on or about June 22, 2015, an additional Convertible Note with an original principal amount of $500,000 (the “First Additional Convertible Note”) for a purchase price of $250,000, subject to certain closing conditions and (ii) on the second trading day after the effective date of the initial registration statement, an additional Convertible Note with an original principal amount of $300,000 (the “Second Additional Convertible Note”), for a fixed purchase price of $300,000. Each Convertible Note matures on the twelve month anniversary of its issuance (maturity date) and accrues interest at a rate of 7% per annum. Interest on the Convertible Notes is payable, subject to certain conditions, in shares of Common Stock, in cash or in a combination of cash and Common Stock. Upon any conversion or redemption of any outstanding principal amount of a Convertible Note prior to maturity, the Investor is entitled to receive an interest make-whole equal to the amount of interest that would have accrued on such converted or redeemed principal amount from such conversion date or redemption date, as applicable, at the applicable interest rate through the stated maturity date

If (i) the Company has properly filed a registration statement with the Securities and Exchange Commission (the “SEC”), on or prior to July 6, 2015, covering the resale by the Investor of shares of the Common Stock issued or issuable upon conversion of the Convertible Notes, (ii) the resale registration statement is declared effective by the SEC on or prior to the earlier of (A) September 9, 2015 and (B) the fifth Trading Day after the date the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review, and the prospectus contained therein is available for use by the Investor for its resale of the shares of Common Stock issued or issuable upon conversion of the Convertible Notes, and (3) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date, then the outstanding principal amount of the Initial Convertible Note shall be reduced by $100,000 (together with any accrued and unpaid interest and late charges thereon) and the outstanding principal amount of the First Additional Convertible Note shall be reduced by $250,000 (together with any accrued and unpaid interest and late charges thereon).

The Convertible Notes are convertible at any time after issuance, in whole or in part, at the Investor’s option, into shares of Common Stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest volume weighted average prices of the Common Stock during the twelve consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.75 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Company is required to reserve at least 150% of the number of shares of Common Stock which are necessary to effect the conversion of all the Convertible Notes then outstanding.

The Investor shall not be entitled to convert any portion of the Convertible Notes, to the extent that after such conversion, the Investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date.

The Convertible Note include customary event of default provisions and provide for a default interest rate of 18% per annum. Upon the occurrence of an event of default, the Investor may require the Company to pay in cash the “Event of Default Redemption Price” which is an amount equal to the greater of (i) the product of (A) the conversion amount to be redeemed multiplied by (B) 135% (or 100% if related to an insolvency event of default) and (ii) the product of (X) the conversion rate in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company pays the applicable Event of Default Redemption Price.

Subject to certain conditions, the Company has the right at any time to redeem all, but not less than all, of the total outstanding conversion amount then remaining under a Convertible Note at a price equal to 130% of such amount.

Other Terms

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

F-25

Note 6 - Derivative Liability

In May 2015, the Company issued a convertible note agreement with a variable conversion feature that gave rise to a derivative. The derivative liability has been valued using a binomial lattice-based option valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies including OTC Pink® and small-cap companies. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of the derivative liability. The Company re-values the derivative liability at the end of each reporting period and any changes are reflected as gains or losses in current period results. The assumptions used are as follows:

	Initial Valuation Date	May 31, 2015
Market value of common stock on measurement date (1)	$0.45	$0.423
Adjusted conversion price (2)	$0.293	$0.275
Risk free interest rate (3)	0.23%	0.26%
Life of the note in years	1 year	0.98 years
Expected volatility (4)	94.7%	94.5%
Expected dividend yield (5)	–	–

(1)	The market value of common stock is based on closing market price as of initial valuation date and May 22, 2015.
(2)	The adjusted conversion price is calculated based on conversion terms described in the note agreement.
(3)	The risk-free interest rate was determined by management using the 2 year Treasury Bill as of the respective Offering or measurement date.
(4)	The volatility factor was estimated by management using the historical volatilities of the Company’s stock.
(5)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

The derivative liability on the date of issuance and at May 31, 2015 was $188,601 and $177,646, respectively. The change in the derivative value during the three months ended May 31, 2015 of approximately $10,955 was included in the determination of net loss during the period ended May 31, 2015.

The Registration Rights Agreement requires the Company to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event the Company fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale.

Accordingly, if (A) the Initial Registration Statement is not declared effective on or before the 120th calendar day following the Initial Closing Date (September 19, 2015), (B) any other Registration Statement is not declared effective on or before its Effectiveness Deadline, or (C) any Registration Statement described in Section 2 is declared effective by the SEC but shall thereafter cease to be effective for a period of time which shall exceed thirty (30) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event, a “Non-Registration Event”), then the Company shall deliver to the Investor, as liquidated damages (“Liquidated Damages”), an amount equal to one percent (1.0%) of the aggregate purchase price paid by the Investor pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by the Investor and for each subsequent thirty (30) day period (pro rata for any period less than thirty days) which are subject to such Non-Registration Event; provided, however, that after (i) sixty (60) days, the Liquidated Damages shall be increased to two percent (2.0%) of the aggregate purchase price paid by the Investor pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by the Investor; and (ii) the maximum amount of Liquidated Damages shall not exceed 10% of the aggregate purchase price paid by the Investor pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by the Investor. The Company may pay the Liquidated Damages in cash or through the issuance of shares of Company Common Stock (such number of shares of Common Stock to be issued determined by dividing such dollar amount of Liquidated Damages by the Conversion Price then in effect under the Notes), the resale of which have been registered pursuant to a Registration Statement.

The Company determined the value of the derivative liability for the registration rights was nominal as of May 31, 2015.

Note 7 – Stockholders’ Equity

The Company has authorized 150,000,000 shares of Common Stock. The Company had 52,149,264 and 50,110,064 shares issued and outstanding at May 31, 2015 and November 30, 2014, respectively.

On January 21, 2015, the Company issued 184,856 to Mablewood Investments, pursuant to the October 30, 2014 Securities Purchase Agreement with Mablewood Investments. The proceeds were received on November 7, 2014, but the shares were not issued until January 21, 2015. The proceeds were recorded as a stock payable as of November 30, 2014.

On February 7, 2015, the Company issued 500,000 shares of its $0.001 par value common stock to its chief financial officer per his contract.

On March 12, 2015, the Company sold 187,794 shares of its Common Stock to Mablewood Investments for $100,000, pursuant to the January 26, 2015 Securities Purchase Agreement with Mablewood Investments.

On April 10, 2015, the Company issued 25,000 shares of its Common Stock each to the two holders of the TJBB Lease Agreement, valued at $24,750.

On April 16, 2015, the Company sold 116,550 shares of its Common Stock to Mablewood Investments for $50,000, pursuant to the April 16, 2015 Securities Purchase Agreement with Mablewood Investments. These shares were issued on June 17, 2015.

Stock Compensation

The Company has stock based compensation agreements with its senior executives, Rupert Ireland, Brett Murray and Steven Plumb. During the six months ended May 31, 2015, the Company recognized $425,000, $311,454 and $33,333, respectively, as compensation to each executive. Of the total compensation expense of $769,787, $616,315 was recorded as a charge to additional paid in capital and $153,564 was recorded as accrued expense.

On May 14, 2015, the Company issued 1,000,000 shares of its Common Stock to its chief executive officer per his contract.

Note 8 - Subsequent Events

On June 10, 2015, the Company issued 150,000 shares of its Common Stock to Fieldstone Industries, Inc. under a Securities Purchase Agreement dated July 19, 2013. The proceeds were received in August 2013. The issuance was recorded as a reduction in stock subscribed.

On June 2, 2015, the Company issued 500,000 shares of its Common Stock to its chief operating officer under the terms of his contract.

On June 10, 2015, the Company issued 100,000 shares of its Common Stock to its geologist under the terms of his contract.

F-26

VIRTUS OIL AND GAS CORP.

7,264,973 Shares

of Common Stock

PROSPECTUS

_____________, 2015

Until________________, 2015 all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

BACK COVER PAGE

Part II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.

SEC registration fees	$400
Legal fees	$30,000
Accounting fees	$15,000
EDGAR/financial printing	$5,000
Misc.	$5,000
Total	$55,400

Item 14. Indemnification of directors and officers

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138, or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138; or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a)     the creation of a trust fund;

(b)     the establishment of a program of self-insurance;

(c)     the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)     the establishment of a letter of credit, guaranty or surety.

II-1

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     by the stockholders;

(b)     by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)     if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation and bylaws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under Nevada law. Nevada law empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Nevada corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation.

Item 15. Recent Sales of Unregistered Securities

Unless otherwise indicated below, the following securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act and Rule 903 for Regulation S (“Regulation S”) of the Securities Act.

In connection with transactions below issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D, other than issuances to the Company’s officers, directors, employees and consultants for services, the Company made the determination that Section 4(a)(2) or Regulation D applied based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D (there were no non-accredited investors in any of the offerings) and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offerings and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor was acquiring the securities not with a view to sale or distribution and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D and the investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

II-2

In connection with the transactions below issued in reliance of Regulation S, the Company made the determination that the Regulation S applied because the Company did not engage in any direct selling efforts, as defined in Regulation S, in the United States in connection with the sale of such securities and based upon the representation of each investor that (i) such investor was not a “U.S. person”, as defined in Regulation S, and (ii) such investor was not acquiring the shares for the account or benefit of a U.S. person; Further, each such investor agreed by execution of the applicable purchase agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act:

On July 19, 2013, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 150,000 shares of our common stock to the investor for an aggregate purchase price of $50,000, or $0.3333 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On August 20, 2013, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 150,000 shares of our common stock to the investor for an aggregate purchase price of $50,000, or $0.3333 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On October 7, 2013, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 250,000 shares of our common stock to the investor for an aggregate purchase price of $100,000, or $0.3333 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On December 10, 2013, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 250,000 shares of our common stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On January 9, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 250,000 shares of our common stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On February 6, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 250,000 shares of our common stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On February 27, 2014, the Company issued 500,000 shares of its common stock to our chief financial officer, Steven Plumb, pursuant to the terms of the consulting agreement with Clear Financial. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Plumb is an accredited investor.

On March 19, 2014, the Company issued 250,000 shares of our common stock to a consultant as compensation for services rendered, which were valued at $200,000. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant is an accredited investor.

On April 20, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 125,000 shares of our common stock to the investor for an aggregate purchase price of $50,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On April 25, 2014, the Company entered into a securities purchase agreement with non-US investor pursuant to which the Company agreed to issue 300,000 shares of our common stock to the investor for an aggregate purchase price of $120,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On May 13, 2014, the Company agreed to issue Mr. Ireland, our chief executive officer, up to 3,000,000 shares of our common stock pursuant to his employment agreement, in which 1,000,000 shares were issued on May 13, 2015, 1,000,000 shares are issuable on May 13, 2016, and 1,000,000 shares are issuable on May 13, 2017, so long as he serves as our chief executive officer on such date. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Rupert is an accredited investor.

II-3

On May 27, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 250,000 shares of our common stock to the investor for an aggregate purchase price of $100,000, or $0.40 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On June 1, 2014, the Company agreed to issue up to 2,000,000 shares of its common stock to our chief operating officer, Brett Murray, pursuant to the terms of the consulting agreement with Brett A. Murray & Associates, Inc., of which 135,000 were issuable as of June 1, 2014, 365,000 shares were issuable on June 1, 2015 and the remaining shares are issued every 6 months thereafter in 250,000 increments, so long as Mr. Murray continued to serve as our chief operating officer. The shares were valued at $1,880,000. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Murray is an accredited investor.

On July 2, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 203,776 shares of our common stock to the investor for an aggregate purchase price of $150,000, or $0.74 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On July 21, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 154,735 shares of our common stock to the investor for an aggregate purchase price of $150,000, or $0.97 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On July 31, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 140,437 shares of our common stock to the investor for an aggregate purchase price of $150,000, or $1.07 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On September 9, 2014, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 136,116 shares of our common stock to the investor for an aggregate purchase price of $150,000, or $1.10 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On October 30, 2014, the Company entered into a securities purchase agreement with a non-US investor, pursuant to which the Company agreed to issue 184,856 shares of our common stock to the investor for an aggregate purchase price of $250,000, or $1.35 per share. This issuance was exempt from registration requirements in reliance on Regulation S.

On February 6, 2015, the Company issued 500,000 shares of its common stock to our chief financial officer, Steven Plumb, pursuant to the terms of the consulting agreement with Clear Financial. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Plumb is an accredited investor.

On February 27, 2015, the Company entered into a securities purchase agreement with a non-US investor pursuant to which the Company agreed to issue 187,794 shares of Common Stock to the investor for an aggregate purchase price of $100,000, or $0.53 per share. This issuance was exempt from registration requirements in reliance on Regulation S and closed on March 12, 2015.

On March 31, 2015, the Company agreed to issue Mr. Berryman and Mr. Johnson 25,000 shares of our common stock each pursuant to the first amendment to our agreement Mr. Johnson and Berryman in connection with acquisition of certain mineral rights. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act as the transaction did not involve a public offering.

On April 16, 2015, the Company sold 116,550 shares of its common stock to Mablewood Investments for $50,000, pursuant to the April 16, 2015 securities purchase agreement with Mablewood Investments. This issuance was exempt from registration requirements in reliance on Regulation S.

On May 13, 2015, the Company issues Mr. Rupert, our chief executive officer, 1,000,000 shares of our common stock pursuant to his employment agreement. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Rupert is an accredited investor.

On May 22, 2015, the Company sold up to $1,150,000 in Convertible Notes convertible into shares of our common stock at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest volume weighted average prices of our common stock during the twelve consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.75 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the investor represented that it was an accredited investor.

On July 22, 2015, the Company issued 75,000 shares of our common stock to a consultant as compensation for services rendered, which were valued at $25,000. This issuance was exempt from registration requirements in reliance on section 4(a)(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant is an accredited investor.

II-4

Item 16. Exhibits

Exhibit No.	Description
3.1(1)	Amended and Restated Articles of Incorporation of the Company
3.2(2)	Bylaws of the Company
3.3(3)	Amended Bylaws of the Company
4.1(4)	Form of Common Stock Certificate
4.2(5)	Form of Convertible Note
5.1(23)	Opinion of Brewer & Pritchard, P.C.
10.1(6)	Securities Purchase Agreement, dated May 22, 2015, between the Company and Himmil Investments, Ltd.
10.2(7)	Registration Rights Agreement, dated May 22, 2015, between the Company and Himmil Investments, Ltd.
10.3(8)	Purchase Agreement dated October 19, 2013 by and between Virtus Oil & Gas Corp. and Pioneer Oil and Gas
10.4(9)	Purchase Agreement dated November 14, 2013 by and between Virtus Oil & Gas Corp. and Tidewater Oil & Gas Company LLC
10.5(10)*	Engagement letter dated August 1, 2013 between Clear Financial Solutions, Inc. and Virtus Oil and Gas Corp.
10.6(11)*	Amendment No. 1 to engagement letter dated as of December 5, 2013 between Clear Financial Solutions, Inc. and Virtus Oil and Gas Corp.
10.7(12)	Securities Purchase Agreement dated July 19, 2013 by and between the Registrant and Fieldstone Industries, Inc.
10.8(13)	Securities Purchase Agreement dated August 20, 2013 by and between the Registrant and Fieldstone Industries, Inc.
10.9(14)*	Consulting Agreement dated June 1, 2014 by and between Virtus Oil & Gas Corp. and Brett A. Murray & Associates, Inc.
10.10(15)*	Employment Agreement dated May 13, 2014 by and between Virtus Oil & Gas Corp. and Rupert Ireland
10.11(16)	First Amendment to Letter Agreement dated May 6, 2014 by and between Tidewater Oil & Gas Company LLC and Virtus Oil & Gas Corp.
10.12(17)	Letter Agreement dated May 6, 2014 by and among Tom Johnson, Bill Berryman and Virtus Oil & Gas Corp.
10.13(18)	Securities Purchase Agreement dated November 19, 2013 by and between Virtus Oil & Gas Corp. and Fieldstone Industries, Inc.
10.14(19)*	Employment Agreement dated December 5, 2013 by and between Virtus Oil & Gas Corp. and Daniel M. Ferris
10.15(20)	Master Geophysical Data-Use License, dated effective June 12, 2014, between Seismic Exchange, Inc. and Virtus Oil & Gas Corp., as supplemented by that certain Supplemental Agreement, dated effective June 12, 2014, between Seismic Exchange, Inc. and Virtus Oil & Gas Corp.
10.16(21)	Drilling Bid Proposal and Daywork Drilling Contract dated March 1, 2015 by and between Virtus Oil & Gas Corp. and Energy Drilling, LLC
10.17(22)	First Amendment to Letter Agreement dated March 31, 2015 by and among Virtus Oil & Gas Corp., Tom Johnson and Bill Berryman
10.18 (23)	Amendment to the Securities Purchase Agreement dated May 22, 2015, between the Company and Himmil Investments, Ltd.
14.1(4)	Code of Ethics
23.1(23)	Auditor’s Consent (LBB & Associates, Ltd., LLP)
23.2(23)	Auditor’s Consent (M&K CPAS, PLLC)
23.3(23)	Brewer & Pritchard’s Consent (included in Exhibit 5.1)
101(24)	The following financial information from our Annual Report on Form 10-K for the fiscal year ended November 30, 2014 formatted in Extensible Business Reporting language (XBRL), (i) Balance Sheets, (ii) Statements of Operations, (iii) Statements of Cash Flows and (iv) Notes to the Financial Statements.

___________

* Management contract or compensatory plan or arrangement.

(1) Incorporated by reference to Exhibit 3.1 of our Form 8-K, filed on July 31, 2013

(2) Incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, filed on January 10, 2009

(3) Incorporated by reference to Exhibit 3.3 of our Form 8-K, filed on July 18, 2012

(4) Incorporated by reference to our Registration Statement on Form S-1, filed on June 26, 2015

(5) Incorporated by reference to Exhibit 4.1 of our Form 8-K, filed on May 26, 2015

(6) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on May 26, 2015

(7) Incorporated by reference to Exhibit 10.2 of our Form 8-K, filed on May 26, 2015

(8) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on October 30, 2013

(9) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on January 31, 2014

(10) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on December 9, 2013

(11) Incorporated by reference to Exhibit 10.2 of our Form 8-K, filed on December 9, 2013

(12) Incorporated by reference to Exhibit 10.1 of our Form 10-Q, filed on July 22, 2013

(13) Incorporated by reference to Exhibit 10.2 of our Form 8-K, filed on October 11, 2013

(14) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on June 3, 2014

(15) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on May 13, 2014

(16) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on May 12, 2014

(17) Incorporated by reference to Exhibit 10.2 of our Form 8-K, filed on May 12, 2013

(18) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on January 31, 2014

(19) Incorporated by reference to Exhibit 10.3 of our Form 8-K, filed on December 9, 2013

(20) Incorporated by reference to Exhibit 10.1 of our Form 8-K/A, filed on July 8, 2014

(21) Incorporated by reference to Exhibit 10.1 of our Form 8-K, filed on April 9, 2015

(22) Incorporated by reference to Exhibit 10.2 of our Form 8-K, filed on April 9, 2015

(23) Filed herewith

(24) Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on August 5, 2015.

VIRTUS OIL AND GAS CORP.

By:	/S/ Rupert Ireland
Rupert Ireland
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on August 5, 2015.

Signature	Title	Date

/S/ Rupert Ireland	Chief Executive Officer and Director	August 5, 2015
Rupert Ireland	(Principal Executive Officer)

/S/ Steven M. Plumb	Chief Financial Officer	August 5, 2015
Stephen M. Plumb	(Principal Financial Officer)

/S/ Steven M. Plumb	Chief Accounting Officer	August 5, 2015
Stephen M. Plumb	(Principal Accounting Officer)

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